UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CENTENE CORPORATION

(Name of Registrant as Specified In Its Charter)

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Notice of 2017 Annual

Meeting of Stockholders

and Proxy Statement

March 10, 2017

CENTENE CORPORATION

Centene Plaza

7700 Forsyth Boulevard

St. Louis, Missouri 63105

March 10, 2017

Dear Fellow Stockholders:

Our 2017 Annual Meeting of Stockholders will be held at Centene Plaza, 7700 Forsyth Boulevard, St. Louis, Missouri, at 9:00 A.M., central daylight savings time, on Tuesday, April 25, 2017. Annual meetings play an important role in maintaining communications and understanding among our management, Board of Directors and stockholders, and I hope that you will be able to join us.

On or about March 13, 2017, we will begin mailing to our stockholders a proxy notice containing instructions on how to access our Proxy Statement, Annual Review and Annual Report on Form 10-K, and vote online. Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the Notice of 2017 Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement contains instructions on how you can receive a paper copy of the Proxy Statement, Annual Review and Annual Report on Form 10-K, if you only received a proxy notice by mail.

If you are a stockholder of record you may vote:

◾	via internet;

◾	by telephone;

◾	by mail; or,

◾	in person at the meeting.

To vote by internet or telephone, please follow the instructions on the proxy notice. To vote by mail, request a set of proxy materials as instructed on the proxy notice. You may attend the meeting and vote in person even if you have previously voted.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,

Michael F. Neidorff

Chairman, President and

Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT

STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON

OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

CENTENE CORPORATION

CENTENE PLAZA

7700 FORSYTH BOULEVARD

ST. LOUIS, MISSOURI 63105

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 A.M., central daylight savings time, on Tuesday, April 25, 2017

Place	Centene Plaza 7700 Forsyth Boulevard St. Louis, Missouri 63105 Centene Auditorium

Items of Business	At the meeting, we will ask you and our other stockholders to consider and act upon the following matters:

(1) to elect three Class I Directors to three-year terms;

(2) advisory resolution to approve executive compensation;

(3) to approve an amendment to the 2012 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan;

(4) to hold an advisory vote to determine the frequency of future advisory votes on executive compensation;

(5) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

(6) to transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on February 24, 2017.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote by internet, telephone or mail. You may revoke your proxy at any time before its exercise at the meeting. Please reference the proxy notice for additional information.

Stockholder List	A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Keith H. Williamson, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices located at 7700 Forsyth Boulevard, St. Louis, Missouri, before the meeting, between the hours of 8:00 A.M. and 5:00 P.M., central daylight savings time, on any business day from April 15, 2017, up to one hour prior to the time of the meeting.

Attending the Annual Meeting	If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate, or, if your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

By order of the Board of Directors,

Keith H. Williamson
Secretary

St. Louis, Missouri

March 10, 2017

2017 NOTICE OF MEETING AND PROXY STATEMENT

Information About the Meeting

We have sent you a notice of this proxy statement because our Board of Directors is soliciting your proxy to vote at our 2017 Annual Meeting of Stockholders or any adjournment or postponement of the meeting.

When and where is the annual meeting?

When:	Tuesday, April 25, 2017 at 9:00 a.m., central daylight savings time

Where:	Centene Plaza, 7700 Forsyth Boulevard, St. Louis, Missouri.

◾	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

◾	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail or facsimile. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. The Company has retained Morrow Sodali, LLC and Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies at an estimated cost of $12,500 each, plus expenses.

We are making this proxy statement, our 2016 Annual Review to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 available to stockholders for the first time on or about March 13, 2017.

Who is entitled to vote at the meeting?

Holders of record of our common stock at the close of business on February 24, 2017 are entitled to one vote per share on each matter properly brought before the meeting. The proxy notice states the number of shares you are entitled to vote.

You may vote your shares at the meeting in person or by proxy:

◾	TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting. If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

◾

TO VOTE BY PROXY, you must follow the instructions on the proxy notice and then vote by means of the internet, telephone or, if you received your proxy materials by mail, mailing the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you vote before the meeting. By voting, you will direct the designated persons to vote your shares at the meeting in the manner you specify. If, after requesting paper materials, you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares in accordance with the instructions contained therein, and if no choice is specified, such proxies will be voted in favor of the matters set forth in the accompanying Notice of 2017 Annual Meeting of

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2017 NOTICE OF MEETING AND PROXY STATEMENT

INFORMATION ABOUT THE MEETING

Stockholders. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Even if you vote by means of the internet, telephone, or complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

◾	send written notice to Keith H. Williamson, our Secretary, at our address as set forth in the accompanying Notice of 2017 Annual Meeting of Stockholders;

◾	submit a new vote by means of the mail, internet or telephone; or

◾	attend the meeting, notify our Secretary that you are present, and then vote by ballot.

What do I need to do if I plan to attend the meeting in person?

If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate, or, if your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

At the close of business on February 24, 2017, there were 172,197,847 shares of our common stock outstanding, net of treasury shares. Our By-Laws require that a majority of the shares of our common stock issued and outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Our By-Laws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. Under the majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at the meeting. A majority of the votes cast means that the number of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” that director nominee. In accordance with our Corporate Governance Guidelines, in this election, any director nominee who receives a greater number of votes “AGAINST” his or her election than “FOR” votes must tender his or her resignation to the Board of Directors promptly following certification of the stockholder vote. The Nominating and Governance Committee is required to make a recommendation to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including an explanation of its decision. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a director nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, to approve an amendment to our 2012 Stock Incentive Plan and to approve on an advisory non-binding basis, the Company’s executive compensation. Abstentions and broker non-votes with respect to each of these proposals will not be considered as votes cast with respect to the matter and thus will have no effect on the vote.

The approval of the amendment to the 2012 Stock Incentive Plan is subject to an additional approval requirement set by the New York Stock Exchange (“NYSE”). The minimum vote which will constitute

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INFORMATION ABOUT THE MEETING

stockholder approval for NYSE purposes is defined as a majority of votes cast on a proposal. Under applicable NYSE rules, broker non-votes will not be treated as votes cast and will not have any effect on the result of the vote. Abstentions will be treated as votes cast and will have the effect of a vote against the proposal.

The frequency of the advisory vote on executive compensation receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on such vote.

Our Board of Directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons appointed as proxies by the Board of Directors intend to vote the proxies in accordance with their best judgment.

The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the below procedures.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One: Election Of Directors

Nominees and Continuing Directors

Our Certificate of Incorporation provides that the Board is to be divided into three classes serving for staggered three-year terms. Under our By-Laws, our Board of Directors has the authority to fix the number of Directors, provided that the Board must have between five and eleven members. The first proposal on the agenda for the meeting is the election of three nominees to serve as Class I Directors for three-year terms beginning at the meeting and ending at our 2020 Annual Meeting of Stockholders.

In March 2017, Ms. Escarra informed the Company that continued service on the Board of Directors would unduly interfere with a business opportunity, and as a result decided not to stand for re-election. As a practice of good corporate governance, the Board of Directors is rebalancing the three classes of directors by nominating Robert K. Ditmore, a current Class II Director, for election as a Class I Director at the 2017 Annual Meeting of Stockholders.

No director, including any director standing for election, or any associate of a director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director, including any director standing for election, is related by blood, marriage or adoption to any other director or any executive officer.

The Board has nominated Michael F. Neidorff, Robert K. Ditmore and Richard A. Gephardt for re-election to the Board. We expect that Mr. Neidorff, Mr. Ditmore and Mr. Gephardt will be able to serve if elected. If any of them are not able to serve, proxies may be voted for a substitute nominee or nominees. The Board believes the election of these three nominees is in our best interests and the best interests of our stockholders and recommends a vote “FOR” the election of the three nominees.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Class I Directors—Standing for Election for a Term Expiring in 2020

Michael F. Neidorff

Principal Occupation:   Chairman, President and Chief Executive Officer of Centene Corporation

First Became Director: May 1996

Age: 74

Mr. Neidorff has served as our Chairman, President and Chief Executive Officer since May 2004. From May 1996 to May 2004, Mr. Neidorff served as President, Chief Executive Officer and as a member of our Board of Directors. Mr. Neidorff previously served as a director of Caleres, Inc.

Qualifications: Mr. Neidorff’s range of experience includes, in particular, experience as a Chief Executive Officer, as well as healthcare, investment banking and organizational development expertise.

Robert K. Ditmore
Principal Occupation: Retired Director, President and Chief Operating Officer of United Healthcare Corporation
First Became Director: 1996
Age: 82

Mr. Ditmore is a retired Director, President and Chief Operating Officer of United Healthcare Corporation (managed care industry), now known as UnitedHealth Group, Inc.

Qualifications: Mr. Ditmore’s range of experience includes, in particular, Chief Executive Officer roles and extensive healthcare and service industry expertise.

Richard A. Gephardt
Principal Occupation: Chief Executive Officer and President of Gephardt Group, LLC; Former Majority Leader of the U.S. House of Representatives
First Became Director: December 2006
Age: 76

Mr. Gephardt has served as Chief Executive Officer and President of Gephardt Group, LLC (consulting business) since 2005. Mr. Gephardt served as a Member of the U.S. House of Representatives from 1977 to 2005; he was House Majority Leader from 1989 to 1995 and Minority Leader from 1995 to 2003. He also serves as a director for Spirit Aerosystems Holdings, Inc. Mr. Gephardt previously served as a director for Ford Motor Company, CenturyLink and US Steel Corporation.

Qualifications: Mr. Gephardt’s range of experience includes, in particular, political and regulatory relationships as well as investment banking and healthcare expertise.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Class I Director Not Continuing in Office—Term Expiring in 2017

Vicki B. Escarra
Principal Occupation: Chief Executive Officer of Opportunity International
First Became Director: March 2016
Age: 62

Ms. Escarra has served as Chief Executive Officer of Opportunity International, a non-profit organization owning and operating fifteen banks/financial institutions in the developing world, since September 2012. Prior thereto, from March 2006 through August 2012, Ms. Escarra served as President and Chief Executive Officer of Feeding America, the third largest non-profit organization in the United States with close to two billion dollars in contributions in 2014. Ms. Escarra previously served as a director of Health Net, Inc.

Qualifications: Ms. Escarra’s range of experience includes, in particular, experience as a Chief Executive Officer, political and regulatory relationships and healthcare expertise.

Class II Directors—Term Expiring in 2018

Frederick H. Eppinger
Principal Occupation: Retired Director, President and Chief Executive Officer of The Hanover Insurance Group, Inc.
First Became Director: April 2006
Age: 58

Mr. Eppinger is a retired Director, President and Chief Executive Officer of The Hanover Insurance Group, Inc. (insurance and financial services industries). Mr. Eppinger serves as a director for Stewart Information Services Corporation.

Qualifications: Mr. Eppinger’s range of experience includes, in particular, Chief Executive Officer roles, as well as organizational development and insurance industry expertise.

David L. Steward
Principal Occupation: Founder and Chairman of World Wide Technology, Inc.
First Became Director: May 2003
Age: 65

Mr. Steward is the founder of World Wide Technology, Inc. (systems integration industry) and has served as its Chairman since its founding in 1990. In addition, Mr. Steward has served as Chairman of Telcobuy.com (an affiliate of World Wide Technology, Inc.), since 1997. He also served as director of First Banks, Inc., a registered bank holding company, from 2000 to 2013.

Qualifications: Mr. Steward’s range of experience includes, in particular, Chief Executive Officer roles, political and regulatory relationships, as well as technology expertise.

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Class III Directors—Term Expiring in 2019

Orlando Ayala
Principal Occupation: Retired Chairman and Corporate Vice President of Emerging Businesses for Microsoft Corporation
First Became Director: September 2011
Age: 60

Mr. Ayala served as Chairman and Corporate Vice President of Emerging Businesses for Microsoft Corporation until August of 2016. He joined Microsoft in 1991 as Senior Director of the Latin America region. For more than 30 years, Mr. Ayala held increasingly senior leadership roles in the technology sector.

Qualifications: Mr. Ayala’s range of experience includes, in particular, technology, organizational development and international expertise.

John R. Roberts
Principal Occupation: Retired Regional Managing Partner, Arthur Andersen LLP
First Became Director: March 2004
Age: 75

Mr. Roberts is a retired Managing Partner, Mid-South Region, Arthur Andersen LLP. He previously served as Director and Chairman of the Audit Committee of Energizer Holdings, Inc. for 14 years and as Director and Chairman of the Audit Committee for Regions Financial Corporation for 13 years.

Qualifications: Mr. Roberts’ range of experience includes, in particular, public accounting expertise as well as experience in financial service industries, public company governance and experience with companies with revenues greater than $1 billion.

Tommy G. Thompson

Principal Occupation:  Chairman and Chief Executive Officer of Thompson Holdings; Retired Partner

                                         in the law firm of Akin Gump Strauss Hauer & Feld LLP; Former Governor of the State of

                                         Wisconsin; Former Health and Human Services Secretary

First Became Director: April 2005
Age: 75

Mr. Thompson has served as Chairman and Chief Executive Officer of Thompson Holdings since 2012. Mr. Thompson served as Partner in the law firm of Akin Gump Strauss Hauer & Feld LLP in Washington, D.C. from 2005 to 2012 and as President of Logistics Health, Inc. from 2005 to 2011. From 2001 to 2005, Mr. Thompson served as secretary of U.S. Department of Health & Human Services. From 1987 to 2001, Mr. Thompson served as Governor of the State of Wisconsin. He also serves as a director for C.R. Bard, Inc., TherapeuticsMD Inc., Physicians Realty Trust and United Therapeutics Corp.

In February 2016, Mr. Thompson notified Cytori Therapeutics, Inc. that he would be unable to stand for re-election to director in April 2016. His directorship with Cytori Therapeutics, Inc. ended effective May 2016, bringing Mr. Thompson’s board membership within our Corporate Governance Guidelines. Mr. Thompson also previously served as a director for AGA Medical Corp., Cancer Genetics, CareView Communications and CNS Response.

Qualifications: Mr. Thompson’s range of experience includes, in particular, experience as a Chief Executive Officer, political and regulatory relationships and healthcare expertise.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Corporate Governance and Risk Management

We believe that good corporate governance is important to ensure that we are managed for the long term benefit of our stockholders. We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. Our Ethics and Compliance Program provides methods by which we further enhance operations, safeguard against fraud and abuse and help assure that our values are reflected in everything we do. We have also reviewed and believe we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the listing standards of the NYSE. Our Board of Directors has adopted Corporate Governance Guidelines addressing, among other things, director qualifications and responsibilities, duties of key Board committees, director compensation and management succession. A current copy of the Corporate Governance Guidelines is posted on our website, www.centene.com.

Our Board of Directors has adopted a Business Ethics and Conduct Policy (the Policy) which is applicable to all directors, officers and employees of the Company, including the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. While no policy can replace the thoughtful behavior of an ethical director, officer or employee, we believe the Policy will, among other things, focus our Board and management on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment or waiver of the Policy may only be made by the Board or a committee of the Board. A current copy of the Policy is posted on our website, www.centene.com. Any future amendments or waivers of the Policy will be promptly disclosed on our website.

Our policy concerning pre-approval of related party transactions is incorporated into the provisions of the Policy regarding conflicts of interest. As part of the Policy, our directors, officers and employees are responsible for disclosing any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the Chief Compliance Officer of the Company or the Board of Directors, in the case of an executive officer or director, who shall be responsible for determining whether such transaction or relationship constitutes a conflict of interest.

The Board of Directors oversees the Company’s enterprise-wide risk management processes, with assistance provided by Board committees. Management executes risk management activities, which includes identifying, assessing, and aligning actions necessary to manage risk consistent with the Company’s strategy.

The oversight responsibility of the Board of Directors and its committees is enabled by quarterly risk reporting to the Board from executive management, designed to provide visibility about the identification, assessment and management of critical risks, including strategic, operational, financial, compensation, public policy, compliance, regulatory, investment, information security and other risks. Furthermore, the Board of Directors and its committees are informed of emerging risks that could affect the Company’s risk profile. The Board also evaluates Company performance in relation to tolerance levels established in our risk appetite framework.

As noted above, the Board uses its committees to assist in its risk oversight function:

◾

Our Audit Committee assists in the oversight of our financial and reporting risks, disclosure risk and procedures, business ethics and conduct risks, investment, and risk assessment and management policies. The Company’s Executive Vice President of Internal Audit & Risk Management, who reports to the Audit Committee and Chief Executive Officer, assists the Company in identifying and evaluating risk management controls and methodologies to address risks and provides reports to the Audit Committee quarterly. The Audit Committee meets privately

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with representatives from the Company’s independent registered public accounting firm and the Company’s Executive Vice President of Internal Audit & Risk Management.

◾	Our Compensation Committee assists in the oversight of risks associated with our compensation plans and policies. Please see the discussion in the “Compensation Discussion & Analysis,” or “CD&A,” under the heading “Risk Disclosure” for a discussion of elements intended to mitigate excessive risk taking by our employees.

◾	Our Nominating and Governance Committee assists in the oversight of Board processes and corporate governance-related risk.

Continued Commitment to Diversity and Inclusion

Our corporate purpose is to transform the health of our communities, one person at a time. Consistent with this purpose, diversity and inclusion are among our highest priorities. Our Board of Directors believes that investing in training, diversity, education, and community-improvement initiatives is important to attracting and retaining a talented workforce. We encourage our Board members, senior executives, and rank-and-file employees to become actively involved with organizations making a positive impact on communities. Our efforts include the intentional placement of service centers and other facilities in economically challenged locations such as Ferguson, Missouri as well as spending with, and mentorship of, diverse suppliers.

We revised our Corporate Governance Guidelines to make clear that we are committed to a policy of inclusiveness which includes actively identifying and recruiting diverse candidates, including women and minorities, as part of the process for selecting new Board members.

Consistent with our local approach model, we often recruit individuals from local communities to serve as directors on the governing boards of our regulated health plan subsidiaries. Of such 93 individuals serving at the start of 2017, there was a high level of diversity with roughly one-third of the directors being women and over 40% being African American, Hispanic, Asian or Native American.

The Board’s Role in Succession Planning

As reflected in our Corporate Governance Guidelines, the Board’s primary responsibilities include planning for Chief Executive Officer (CEO) succession and monitoring and advising on succession planning for other executive officers. The Board’s goal is to have a long term and continuing program for effective senior leadership development and succession. The Board also has contingency plans in place for emergencies such as departure, death, or disability of the CEO or other executive officers.

Compensation Committee Interlocks and Insider Participation

Robert K. Ditmore (Chair), Orlando Ayala, David L. Steward and Tommy G. Thompson were members of the Compensation Committee during 2016. During 2016, none of our executive officers served as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. During 2016, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of the current members of our Compensation Committee has ever been an officer or employee of Centene or any of our subsidiaries.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Related Party Transactions

None.

Director Independence

Our Board of Directors has affirmatively determined that all directors except Michael F. Neidorff, our Chairman, President and Chief Executive Officer, as well as all of the members of each of the Board’s committees, are independent as defined under the rules of the NYSE, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and in the case of all members of the Compensation Committee, the enhanced independence requirements under the rules of the NYSE. In the course of the Board’s determination regarding the independence of each non-employee director, it considered any transactions, relationships and arrangements as required by the rules of the NYSE. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated Mr. Roberts’ position on the Board of the Missouri History Museum. The Board determined that contributions made by the Company from 2014-2016 to the Missouri History Museum are less than 2% of the Museum’s consolidated gross revenues during the respective years.

All directors, excluding Michael F. Neidorff, have no direct or indirect material relationship with us except for their role as a director or stockholder. The Board also broadly considers what it deems to be all relevant facts and circumstances in determining the independence of its members.

Board of Directors Committees

Our Board of Directors has established three primary committees: Audit, Compensation, and Nominating and Governance, each of which operates under a charter that has been approved by our Board. Current copies of each committee’s charter are posted on our website, www.centene.com/investors. The composition of these committees is provided in the following table.

Board Member	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
Michael F. Neidorff	Chairman
Orlando Ayala	✓		✓
Robert K. Ditmore	Presiding Director		Chairman	✓
Frederick H. Eppinger	✓	✓
Vicki B. Escarra	✓	✓
Richard A. Gephardt	✓
John R. Roberts	✓	Chairman
David L. Steward	✓		✓	Chairman
Tommy G. Thompson	✓		✓	✓
Meetings held in 2016	12	4	5	1

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All of our directors attended 75% or more of the meetings of the Board and of any committees thereof on which they served. Our Corporate Governance Guidelines provide that directors are expected to attend the 2017 Annual Meeting of Stockholders. All directors attended the 2016 Annual Meeting of Stockholders with the exception of Mr. Ayala, who was excused.

Our Board of Directors has also established a Government and Regulatory Affairs Committee, which is co-chaired by Richard A. Gephardt and Tommy G. Thompson; a Technology Committee chaired by Orlando Ayala; and a Compliance Committee chaired by Michael Neidorff.

The Compliance Committee’s primary responsibility is to serve as overall compliance oversight of the Company. The Compliance Committee’s responsibilities include, among others:

◾	reviewing the Compliance Program structure;

◾	remaining informed of Compliance Program outcomes, including audit results and governmental enforcement activities;

◾	receiving quarterly reports from the Chief Compliance Officer and other members of management in executive session;

◾	ensuring independent review of any potential issues, and enforcing appropriate corrective actions;

◾	reviewing the results of performance audits and monitoring of Medicare operations, as well as effectiveness assessments of the Medicare Compliance Program; and

◾	providing specific guidance and directives to Management for the remediation and implementation of Compliance Program initiatives and updates.

Board of Directors

Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of its activities through regular written reports and presentations at Board and committee meetings.

The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer, coupled with a Presiding Director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. The Board periodically reviews its leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

◾	a strong, independent, clearly-defined Presiding Director role;

◾	executive sessions of the independent directors in connection with every Board meeting; and

◾	annual performance evaluations of the Chairman and CEO by the independent directors.

Our Board of Directors has appointed Robert K. Ditmore “Presiding Director” to preside at all executive sessions of “non-management” directors, as defined under the rules of the NYSE. The

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Presiding Director’s role includes leading the Board’s processes for selecting and evaluating the Chief Executive Officer and presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

Our Corporate Governance Guidelines require the Board to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. This is discussed with the full Board following the end of each fiscal year. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board could improve.

Audit Committee

The Audit Committee’s responsibilities include:

◾	appointing, retaining, evaluating, terminating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

◾	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

◾	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

◾	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

◾	overseeing our internal audit function;

◾	discussing our risk management policies;

◾	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

◾	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

◾	preparing the Audit Committee report required by SEC rules.

The Board has determined that John R. Roberts, Frederick H. Eppinger, and Vicki B. Escarra are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K and that each member of the Audit Committee is “financially literate” under the applicable NYSE rules.

Compensation Committee

The Compensation Committee oversees our activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to our Named Executive Officers, or NEOs, identified in the Summary Compensation Table, as well as other officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or stockholders for approval. The Board has determined that each of the members of the Compensation Committee is “independent,” as defined under the rules of the NYSE. The Compensation Committee’s responsibilities include:

◾	evaluating compensation policies and practices to determine if they may be influencing employees to take excessive risks;

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◾	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation;

◾	reviewing and making recommendations to the Board with respect to our Chief Executive Officer’s compensation;

◾	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

◾	overseeing an evaluation of our senior executives;

◾	overseeing and administering our equity incentive plans; and

◾	reviewing and making recommendations to the Board with respect to director compensation.

Members of management assist the Compensation Committee in its responsibilities by providing recommendations for the Compensation Committee’s approval concerning the design of our compensation program for our executive officers other than our Chief Executive Officer, including our NEOs, as well as recommended award levels. The design of our compensation program for our Chief Executive Officer is recommended by the Compensation Committee and approved by the Board without any approval of the Chairman, who is the Company’s Chief Executive Officer.

The Compensation Committee considered information and data regarding executive compensation supplied by management and by Willis Towers Watson and Exequity, LLC, compensation and benefits consultants retained by management. In addition, F.W. Cook & Co., Inc., an independent compensation consulting group, has been engaged directly by the Compensation Committee to provide advice with respect to base salaries, bonus targets and long term incentives.

In 2016, the Company utilized Willis Towers Watson and Exequity, LLC to provide advice with respect to the base salaries, bonus targets and long term incentives of our officers, including our NEOs. The consultants analyzed the compensation levels of the NEOs of the industry peer group developed by Willis Towers Watson for the most recently completed fiscal year. As discussed under the CD&A, the Compensation Committee considered this information, along with a variety of other factors, in reviewing our executive compensation in 2016.

The Compensation Committee has reviewed the independence of each of Willis Towers Watson, Exequity, LLC and F.W. Cook & Co., Inc. in light of SEC rules and NYSE listing standards, including the following factors: (1) other services provided to us by the consulting firm; (2) fees paid by us as a percentage of consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the compensation consultant and a member of the Compensation Committee; (5) any company stock owned by the compensation consultant; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the compensation consultants’ work for the committee does not raise any conflict of interest.

The Compensation Committee delegates to management the authority to grant certain stock options and restricted stock units under the 2012 Stock Incentive Plan. Our Chief Executive Officer is authorized to issue awards (other than to himself) of up to 60,000 shares to any newly hired executive and up to 24,000 shares to any one person during a calendar year, and is required to report any such grants to the Compensation Committee at the following Compensation Committee meeting. The delegation of authority may be terminated by the Compensation Committee at any time and for any reason. All internal promotions and equity grants to a corporate officer and all offers to any “Executive Officer” (as defined by Rule 3b-7 under the Exchange Act) require Compensation Committee approval.

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Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include:

◾	identifying individuals qualified to become members of the Board;

◾	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

◾	reviewing and making recommendations to the Board with respect to management succession planning;

◾	reviewing and recommending to the Board corporate governance principles; and

◾	overseeing an annual evaluation of the Board’s performance.

Director Candidates

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

We believe that it is important that our directors represent and understand the diverse populations that we serve. Indeed, Board membership should reflect diversity in its broadest sense, including persons diverse in background, geography, perspective, gender, and ethnicity. The Board is particularly interested in maintaining a mix that includes the following backgrounds:

◾	Public company governance

◾	Healthcare

◾	Service and insurance industry

◾	Companies with revenues greater than $1 billion

◾	Public accounting

◾	Community involvement

◾	Investment banking

◾	International

◾	Financial services

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◾	Technology

◾	Organizational development

◾	Political and regulatory relationships

◾	Experience as a Chief Executive Officer

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to Nominating and Governance Committee, c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. Assuming that appropriate biographical and background material has been provided on a timely basis in accordance with the procedures set forth in our By-Laws, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

Stockholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Governance Committee or the Board, by following the procedures set forth under “Submission of Future Stockholder Proposals” of this proxy statement.

Director Tenure and Commitment to Refreshment

We are proud of our Board of Directors, which for years has maintained excellent chemistry and internal working dynamics while having members with differing political affiliations and diverse backgrounds. We believe that the existing members of our Board continue to provide valuable insights and have contributed significantly to the success of our Company. The Board recognizes, however, the importance of planning for the succession of Board leadership and of bringing on new members. We anticipate that the Board will add one or two new members over the course of the next year and that such new members will reflect our commitment to diversity and inclusion.

Communicating with Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond as appropriate. The Chairman of the Nominating and Governance Committee, with the assistance of our Chief Executive Officer, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate. Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know.

Stockholders and interested parties who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. Any stockholder or interested party who wishes to communicate directly with our Presiding Director, or with our non-employee directors as a group, should also follow the foregoing method.

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Director Compensation

The following table summarizes the compensation of our non-employee directors for the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Orlando Ayala	$115,000	$210,581	$—	$4,714	$330,295
Robert K. Ditmore	—	380,581	—	4,714	385,295
Frederick H. Eppinger	—	335,581	—	29,714	365,295
Vicki B. Escarra	77,198	210,581	440,779	4,714	733,272
Richard A. Gephardt	—	350,581	—	29,714	380,295
Pamela A. Joseph[3]	—	40,179	—	—	40,179
John R. Roberts	30,000	335,581	—	29,714	395,295
David L. Steward	—	350,581	—	4,714	355,295
Tommy G. Thompson	—	350,581	—	29,714	380,295
[1]	The amounts reported as Stock Awards and Option Awards reflect the grant date fair value of grants made during the current year under the 2012 Stock Incentive Plan and Non-Employee Directors Deferred Stock Compensation Plan. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2016 are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2017. There can be no assurance that the grant date fair value of Stock Awards or Option Awards will ever be realized.

[2]	All other compensation for Mr. Eppinger, Mr. Gephardt, Mr. Roberts and Mr. Thompson reflects charitable contributions of $25,000 made or pledged during 2016 under the Company’s Board of Directors Charitable Matching Gift Program. All Other Compensation also includes group excess liability insurance policy premiums paid by the Company for all directors.

[3]	Ms. Joseph did not stand for re-election in 2016.

Non-employee directors currently receive a quarterly retainer fee of $31,250, provided that the director elects 100% payment pursuant to the Company’s Non-Employee Directors Deferred Stock Compensation Plan to be paid in company stock upon retirement or termination from the Board. Directors not making this election receive a quarterly retainer fee of $25,000. In addition, the Chairman of the Audit Committee receives a quarterly retainer fee of $7,500, the Chairman of the Compensation Committee receives a quarterly fee of $5,000, and the Chairman of the Nominating and Governance Committee, Government and Regulatory Affairs Committee, and Technology Committee each receives a quarterly fee of $3,750. The Company also pays a quarterly retainer fee of $6,250 to the Presiding Director of the Board. All cash fees are eligible for deferral under the Non-Employee Directors Deferred Stock Compensation Plan. Expense recognized in conjunction with the deferred stock election is included in the “Stock Awards” column in the Director Compensation Table above.

In 2017, the Board of Directors approved additional variable cash compensation for directors dependent on the number of meetings held annually. Once the number of full Board of Director or Committee meetings held exceeds six, non-employee directors will receive $2,000 per meeting, not to exceed $20,000 annually. The variable cash compensation is effective for the 2017 year.

Beginning in 2017, each new non-employee director, as of the date on which such director is first elected to the Board, is granted an option under our 2012 Stock Incentive Plan to purchase 10,000 shares of our common stock vesting in three equal annual installments commencing on the first anniversary of the grant date. In April 2016, each member of the Board received a grant of 3,350 restricted shares of our common stock. The restricted shares vest on the April 2017 Annual Meeting of Stockholders, subject to meeting Board of Director meeting attendance conditions.

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The Board of Directors has approved the Board of Directors Charitable Matching Gift Program. Under the program, the Company will match a Board member’s qualifying charitable donations of up to $25,000 per calendar year. Charitable donations must be made to a qualified tax exempt U.S. organization under the Internal Revenue Code Section 501(c)(3) and within the Company’s charitable contribution guidelines. The Company also provides a group excess liability insurance policy at no cost to the directors.

The following table shows the number of shares covered by exercisable and unexercisable options and unvested Restricted Stock Units (RSUs) held by our non-employee directors on December 31, 2016:

	Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Number of Shares or Units of Stock That Have Not Vested
Orlando Ayala	20,000	—	3,350
Robert K. Ditmore	—	—	3,350
Frederick H. Eppinger	—	—	3,350
Vicki B. Escarra	—	20,000	3,350
Richard A. Gephardt	—	—	3,350
John R. Roberts	10,000	—	3,350
David L. Steward	—	—	3,350
Tommy G. Thompson	—	—	3,350

Directors are reimbursed for all reasonable expenses incurred in connection with their service. Directors who are also our employees receive no additional compensation for serving on our Board of Directors.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL TWO: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Proposal Two: Advisory Resolution to Approve Executive Compensation

At our 2016 Annual Meeting of Stockholders, our stockholders approved the Company’s executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are again holding an advisory vote on the Company’s executive compensation, as described in this proxy statement (commonly referred to as “say-on-pay”). In accordance with the results of the vote we conducted at the 2011 Annual Meeting on the frequency of say-on-pay votes, we have been presenting a say-on-pay vote every year. We are asking stockholders to again vote on the frequency of the say-on-pay vote in Proposal Four. If we maintain our current frequency, it is anticipated that the next say-on-pay vote will be at the 2018 Annual Meeting.

We encourage stockholders to review the Compensation Discussion and Analysis included in this proxy statement. Our executive compensation program has been designed to implement the Company’s compensation philosophy of paying for performance by making decisions based on promoting the Company’s corporate mission statement and creating long term stockholder value. This philosophy is evidenced by the following:

◾	We provide a significant part of executive compensation in the form of at-risk annual incentive and long term incentive compensation; for example, we have withheld or reduced payments under our incentive programs when financial measures have not been fully achieved.

◾	Our annual incentive and long term incentive opportunities are substantially based on corporate financial measures closely correlated with achieving long term stockholder value, such as earnings per share, revenue growth targets, pre-tax operating margins and total shareholder return. Annual and long term incentive opportunities also reflect the impact to the current year income for new contracts awarded that drive future revenue growth and take into account the costs associated with the contract procurements which occur prior to revenue generation.

◾	We provide a mix of short term, long term, cash and non-cash compensation that we believe allows us to strike a balance between offering competitive executive compensation packages, motivating our executives without fostering excessive risk-taking and linking Executive Officer compensation with the creation of long term stockholder value.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of those NEOs listed in the Summary Compensation Table of this proxy statement, who we refer to in this proxy statement as the NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (SEC), including the Compensation Discussion and Analysis and the tabular and narrative disclosure included herein under “Information about Executive Compensation”.

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee strongly considers the views of the Company’s shareholders when making compensation decisions. Additionally, the Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. Please see the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of the actions the Committee took during 2016 based on shareholder feedback.

The Board recommends a vote “FOR” the approval of the compensation of the NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

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PROPOSAL THREE: APPROVAL OF AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN

Proposal Three: Approval of Amendment to the 2012 Stock Incentive Plan

The Company’s Amended and Restated 2012 Stock Incentive Plan (the 2012 Plan) is comprised of the following:

◾	4,600,000 shares of common stock initially approved in April 2012,

◾	3,500,000 shares of common stock approved in April 2014,

◾	2,211,406 shares of common stock under the 2003 Stock Incentive Plan that were previously cancelled and converted to shares available under the 2012 Stock Incentive Plan, and

◾	5,770,104 shares of common stock assumed with the Health Net acquisition.

In March 2016, the Company completed the acquisition of Health Net. In connection with the acquisition, 5,770,104 shares were assumed by the Company from the Health Net, Inc. Amended and Restated 2006 Long-Term Incentive Plan (Health Net Pool) and consolidated into the 2012 Plan. Shares assumed by Centene from the Health Net Pool into the 2012 Plan are only available for awards to legacy Health Net employees and employees joining the Company after March 24, 2016. A roll forward of the 2012 Plan activity as of December 31, 2016 is shown below:

	Total Shares Authorized	Total Shares Available
Shares approved under the 2012 Plan	8,100,000	468,441
Shares converted from the 2003 Stock Incentive Plan	2,211,406	379,726
Total shares under the 2012 Plan, prior to Health Net acquisition	10,311,406	848,167
Assumption of Health Net Pool into the 2012 Plan	5,770,104	5,376,101
Total shares under the 2012 Plan as of December 31, 2016	16,081,510	6,224,268

As of December 31, 2016, a total of 6,224,268 shares were available for future awards under the Company’s 2012 Plan, of which 5,376,101 shares are restricted for grant to legacy Health Net employees and employees joining the company after March 24, 2016.

In February 2017, our Board of Directors adopted an amendment to our Amended and Restated 2012 Stock Incentive Plan (2012 Amended Plan) that would increase the number of shares of common stock authorized for grant under the Company’s 2012 Plan by 6,900,000 subject to adjustment in the event of stock splits and other similar events. Upon approval of the amendment, shares remaining under the Health Net Pool will be terminated, resulting in an incremental share increase of 1,523,899, and the shares available under the 2012 Amended Plan will be available to be granted to all employees of the Company. A reconciliation of the proposed amendment to the 2012 Plan is shown below:

Proposed increase to the 2012 Plan	6,900,000
Termination of shares in the Health Net Pool	(5,376,101)
Net proposed increase in 2012 Plan	1,523,899

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2017 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL THREE: APPROVAL OF AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN

In considering whether to approve the amendment to the 2012 Plan, the Committee considered a number of factors including the following:

◾	the number of shares remaining available for new awards under the 2012 Plan, taking into account the number only available for awards to legacy Health Net employees and employees joining the Company after March 24, 2016;

◾	the Company’s desire to have what it expects to be sufficient capacity under the 2012 Plan to grant equity awards for the next two to three years;

◾	the Company’s historical average gross burn rate (the number of equity awards granted during the year divided by the weighted average number of shares outstanding during the year);

◾	the Company’s historical equity overhang (the number of shares subject to equity awards outstanding at the end of the fiscal year divided by the number of shares outstanding at the end of the fiscal year);

◾	the Company’s historical dilution (the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, divided by the number of shares outstanding at the end of the fiscal year); and

◾	the restrictions of the Health Net Pool.

The Company attempts to manage the overall dilution resulting from our use of equity compensation while maintaining the ability to attract, motivate and retain talented employees and executive officers. For the three years 2014-2016, the Company’s average gross burn rate, equity overhang and dilution were 1.6%, 3.8%, and 6.9%, respectively. Average dilution for 2014-2016 excluding legacy Health Net shares that are restricted under the terms of the merger agreement was 5.6%.

Based on its review of the relevant considerations, including the fact that the Company’s three-year average gross burn rate based on the 2017 Institutional Shareholder Services calculation was 3.18%, compared to the benchmark of 2.56% for our industry group, the Committee determined that the proposed share increase to the 2012 Plan is in line with our peers as well as necessary to retain equity compensation as an important recruiting and retention tool. The Committee determined in light of these factors, among others, that it was appropriate to recommend that the Board adopt the amendment to the 2012 Plan.

The increase in reserved shares under the 2012 Amended Plan will be effective subject to the approval of our stockholders. For a more complete description of the 2012 Amended Plan, as proposed, please see “Summary of the 2012 Amended Plan” below and the copy of the 2012 Amended Plan, included as Appendix A to this proxy statement.

We use the 2012 Plan to attract and retain talented employees in a highly competitive employment market. Our management carefully considers all proposed grants under the 2012 Plan, and our Compensation Committee or Chairman, President and Chief Executive Officer, with authority delegated from our Board of Directors, approves all awards.

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PROPOSAL THREE: APPROVAL OF AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN

Our Board of Directors believes that our future success depends, in large part, upon our ability to maintain a competitive position to:

◾	attract new employees and executives with competitive compensation packages;

◾	retain our existing executives who are attractive candidates to other companies in our industries;

◾	motivate and recognize our high performing individuals; and

◾	ensure the availability of stock incentives for employees we hire as a result of acquisitions.

Accordingly, our Board of Directors believes the 2012 Amended Plan is in our best interests and the best interests of our stockholders and recommends a vote “FOR” the Plan Amendment. In the event the 2012 Amended Plan is not approved at the meeting, the Board will reconsider the alternatives available to help attract, retain and motivate key individuals who are currently our employees or who become employees as the result of any future acquisitions, and the 2012 Plan would continue in effect in accordance with its existing terms.

Summary of the 2012 Amended Plan

The following is a brief summary of the 2012 Amended Plan, as proposed to be amended. A copy of the 2012 Amended Plan, is included as Appendix A to this proxy statement and the following summary is qualified in its entirety by reference to Appendix A.

If approved, the 2012 Amended Plan would increase the number of shares of common stock available for grant under the 2012 Plan by 6,900,000, subject to adjustment in the event of stock splits and other similar events, and not including awards converted from the 2003 Stock Incentive Plan discussed above.

Types of Awards

The 2012 Amended Plan provides for the grant of:

◾	incentive stock options intended to qualify under Section 422 of the Internal Revenue Code;

◾	non-statutory stock options;

◾	restricted stock and restricted stock units, collectively referred to herein as restricted stock awards;

◾	stock appreciation rights; and

◾	other stock based awards.

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Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and are subject to such other terms and conditions as are specified in connection with the option grant. We may grant options only at an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of our common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company. The 2012 Amended Plan permits the following forms of payment of the exercise price of options:

◾	payment by cash, check or in connection with a “cashless exercise” through a broker;

◾	surrender of shares of our common stock;

◾	any other lawful means (other than promissory notes); or

◾	any combination of these forms of payment.

Restricted Stock. Awards of restricted stock entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient at the issue price or other stated formula or price in the event that the conditions specified in the applicable award are not satisfied before the end of the applicable restriction period established for such award.

Restricted Stock Units. Restricted stock unit awards entitle recipients to acquire shares of our common stock in the future, and we promise to complete the issuance of stock to the recipient promptly after the award vests. The right to acquire the stock will be subject to terms and conditions established by the Compensation Committee and the shares received may be subject to restrictions or repurchase.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder upon exercise to receive an amount in common stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as appreciation in a recognized market index. SARs may be issued in tandem with options or as stand-alone rights. We may grant SARs only at an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant.

Other Stock Based Awards. The Compensation Committee has discretion to issue other stock based awards that have a value based on the value of shares, including but not limited to grants of stock and grants of rights to receive stock in the future. The terms and conditions of other stock based awards, if any, will be determined by the Compensation Committee.

Performance Measures

With respect to restricted stock awards, the Compensation Committee may set performance measures designed to satisfy the requirements of Code Section 162(m) which will be set forth in the award agreement pertaining to the grant of the award. The time period during which the performance measures must be met is called the “performance period.”

Performance measures authorized by the 2012 Amended Plan with respect to restricted stock awards designed to satisfy the requirements of Code Section 162(m) include:

◾	net earnings or net income (before or after taxes);

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◾	earnings per share;

◾	net sales or revenue growth;

◾	net operating profit (before and after taxes);

◾	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

◾	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

◾	earnings before or after taxes, interest, depreciation, and/or amortization;

◾	gross or operating margins;

◾	productivity ratios;

◾	share price (including, but not limited to, growth measures and total shareholder return);

◾	expense targets;

◾	margins;

◾	operating efficiency;

◾	market share;

◾	customer satisfaction;

◾	working capital targets; and

◾	economic value added (net operating profit after tax minus (the sum of capital multiplied by the cost of capital)).

Any of the preceding performance measures that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (GAAP) or may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

The Compensation Committee may use these performance measure(s) to:

◾	measure our performance, or the performance of any of our subsidiaries and/or affiliates, as a whole or measure the performance of any of our business units, or any of the business units of our subsidiaries and/or affiliates, or any combination thereof, as the Compensation Committee may deem appropriate;

◾	compare any of the foregoing performance measures to the performance of a group of comparator companies, or a published or special index that the Compensation Committee deems appropriate; or

◾	compare our share price (including, but not limited to, growth measures and total shareholder return) to various stock market indices.

Performance measures may vary from performance period to performance period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative. The Compensation Committee will have the discretion to adjust the amount payable on a corporation-wide or divisional basis or to reflect individual performance and/or unanticipated factors; however, awards that are designed to meet the performance-based criteria of Code Section 162(m) may not be adjusted upward. Stockholder approval of the 2012 Amended Plan will be deemed to include approval of the various performance award measures identified above.

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If applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, then the Compensation Committee, in its sole discretion, may make such changes without obtaining shareholder approval, provided the exercise of such discretion does not violate Code Section 409A. In addition, if the Compensation Committee determines that it is advisable to grant awards that will not meet the performance-based criteria, then the Compensation Committee may make such grants without satisfying the requirements of Code Section 162(m).

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted awards under the 2012 Amended Plan. Under present law, however, incentive stock options may only be granted to employees of the Company or any of its subsidiaries. The maximum number of shares with respect to which awards may be granted, including options and stock appreciation rights, to any participant under the 2012 Amended Plan may not exceed 1,000,000 in any calendar year.

Plan Benefits

As of February 24, 2017, almost all of our employees and directors were eligible to receive awards under the 2012 Amended Plan, including our eight executive officers and eight non-employee directors. The closing price of our common stock on February 24, 2017 was $70.61.

The granting of awards under the 2012 Amended Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. Such awards will be granted at the discretion of our Compensation Committee and at this time the Compensation Committee has not determined future awards or who might receive them. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. We note that the number of awards granted to our named executive officers in 2016 is disclosed in the Grants of Plan-Based Awards Table (on page 57 of this year’s Proxy Statement) and the grant date fair value of such awards are included in the Summary Compensation Table (page 56 of this year’s Proxy Statement).

Administration

Our Compensation Committee will administer the 2012 Amended Plan. The Compensation Committee will have the authority to grant awards and adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2012 Amended Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the 2012 Amended Plan or any award under the 2012 Amended Plan. Pursuant to the terms of the 2012 Amended Plan, the Compensation Committee may delegate authority under the 2012 Amended Plan to one or more committees or subcommittees of the Board or one or more of our executive officers, provided that the Board fixes the terms of the awards and the maximum number of shares that any executive officer may grant. Discretionary awards to independent directors may only be recommended by a committee comprised solely of independent directors, and awards made to the CEO must be approved only by a majority of the independent directors of the Board.

Subject to any applicable limitations contained in the 2012 Amended Plan, the Compensation Committee or any committee to which the Compensation Committee delegates authority, as the case may be, will select the recipients of awards and determine:

◾	the number of shares of our common stock covered by options and the dates upon which such options become exercisable;

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◾	the exercise price of options;

◾	the duration of options; and

◾	the number of shares of our common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price, subject to the restriction on re-pricing described below.

No more than 10% of the total time vested awards, other than (x) a director award or (y) an award granted through the settlement, assumption or substitution of outstanding awards, or through obligations to grant future awards, as a condition of the Company acquiring another entity (Acquisition Awards), granted to an employee may vest or become exercisable in increments greater than one-third of the total award in any period of twelve consecutive months. The Compensation Committee is required to make appropriate adjustments in connection with the 2012 Amended Plan and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-off, any reorganization and other similar changes in capitalization.

Unless such action is approved by our stockholders and does not cause an outstanding award to become subject to Section 409A of the Code:

◾	no outstanding award granted under the 2012 Amended Plan may be amended to provide for an exercise price per share that is less than the then-existing exercise price per share of such outstanding award (other than in connection with changes in capitalization as described above);

◾	the Compensation Committee may not cancel any outstanding award (whether or not granted under the 2012 Amended Plan) and grant in substitution therefore new awards under the 2012 Amended Plan covering the same or a different number of shares and having an exercise price per share less than the then-existing exercise price per share of the cancelled award; and

◾	no outstanding award granted under the 2012 Amended Plan may be repurchased by the Company at a price greater than the current fair market value of the outstanding award.

If any shares subject to award under the 2012 Amended Plan are cancelled, terminated, expire, or lapse, the unused shares of our common stock covered by such award will again be available for grant under the 2012 Amended Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code. Shares of common stock covered by SARs are counted against the number of shares available for future grant under the 2012 Amended Plan and shares of common stock tendered to purchase shares of common stock upon the exercise of any award or satisfy tax withholding obligations are not added back to the number of shares available for future grant under the 2012 Amended Plan. Shares subject to Acquisition Awards are not counted against the number of shares available for future grant under the 2012 Amended Plan.

Transferability

Transfers of awards under the 2012 Amended Plan will be limited to transfers by will or the laws of descent and distribution, pursuant to qualified domestic relations orders and if permitted by the Compensation Committee, gratuitous transfers for the benefit of immediate family members, family trusts or family partnerships.

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Amendment or Termination

No award may be made under the 2012 Amended Plan after April 24, 2022, but awards previously granted may extend beyond that date. The Compensation Committee may at any time amend, suspend or terminate the 2012 Amended Plan, except that:

◾	all material revisions (as defined by the applicable rules of the New York Stock Exchange) to the 2012 Amended Plan will be subject to stockholder approval; and

◾	no award designated as subject to Section 162(m) of the Internal Revenue Code by the Board after the date of such amendment will become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment will have been approved by our stockholders to the extent such approval is required under Section 162(m).

Termination of Status

The Compensation Committee will determine the effect on an award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the award.

Change In Control

Unless otherwise provided in the award agreement, upon the occurrence of a Change in Control (as defined in the 2012 Amended Plan):

◾	any and all outstanding stock options and stock appreciation rights will become immediately exercisable; and

◾	any and all outstanding restricted stock awards that are not vested will vest and any restrictions will lapse.

Notwithstanding the foregoing, in connection with certain types of Changes in Control, the Compensation Committee may instead provide that all outstanding options will terminate and each participant will receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the acquisition price multiplied by the number of shares of common stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options and (ii) each participant awarded any other award which is denominated in shares of common stock will be paid in cash as determined by the Board of Directors in its sole discretion to be consistent with the treatment of options.

U.S. Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2012 Amended Plan and with respect to the sale of common stock acquired under the 2012 Amended Plan. A participant will be subject to applicable statutory tax withholding by the Company. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary is not intended to be a complete discussion of all the federal income tax consequences associated with the 2012 Amended Plan. Accordingly, for precise advice as to any

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specific transaction or set of circumstances, participants should consult with their own tax and legal advisors. Participants should also consult with their own tax and legal advisors regarding the application of any state, local and foreign taxes and any federal gift, estate and inheritance taxes.

Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option, provided the participant is an employee on the date of exercise or his or her last day of employment was no more than three months (or 12 months if the participant is disabled) before the date of exercise. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option, referred to below as ISO Stock. The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary depending on the date on which it is sold. If the participant sells ISO Stock more than two years from the date the option was granted and more than one year from the date the option was exercised, then the participant will recognize a long term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock before satisfying the above waiting periods, called a disqualifying disposition, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. The amount of the ordinary gain will be: (1) the lesser of (a) the amount realized on the disposition of the shares or (b) the fair market value of the shares on the date of exercise; minus (2) the exercise price of the stock. The amount of capital gain will be the amount not already realized as ordinary gain that the participant realizes upon disposition of the shares that exceeds the fair market value of those shares on the date the participant exercised the option. This capital gain will be a long term capital gain if the participant has held the ISO Stock for more than one year before the date of sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize a capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long term capital loss if the participant has held the ISO Stock for more than one year before the date of sale.

Non-Statutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option, referred to below as NSO Stock, on the exercise date over the exercise price.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long term gain or loss if the participant has held the NSO Stock for more than one year before the date of the sale.

Early-Exercise Alternative. The Compensation Committee may permit a participant to exercise the unvested portion of an option, subject to our right to repurchase the unvested shares. In general, a participant who exercises the unvested portion of an option and then makes a valid election under Section 83(b) of the Internal Revenue Code within 30 days of the exercise date should be taxed as if the underlying shares were vested shares with the consequences described above under “Incentive Stock Options” or “Non-Statutory Stock Options” (whichever is applicable). A participant who

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exercises the unvested portion of an option and does not make a valid Section 83(b) election within 30 days of the exercise date generally will be treated as having exercised the option to the extent that our repurchase right lapses with respect to the underlying shares. Otherwise, the participant will be taxed as described above under “Incentive Stock Options” or “Non-Statutory Stock Options,” whichever is applicable.

Restricted Stock. A participant will not recognize taxable income upon the grant of an award of restricted stock unless the participant makes a Section 83(b) election. If the participant makes a valid Section 83(b) election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of our common stock at the time the award is granted and the purchase price paid for the common stock. If a valid Section 83(b) election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of our common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the common stock acquired pursuant to an award of restricted stock, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant’s tax basis in the common stock. This capital gain or loss will be a long term capital gain or loss if the shares are held for more than one year from the earlier of the date that the participant made a Section 83(b) election or the forfeiture provisions and restrictions on transfer lapsed.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant will have compensation income in the amount of any cash delivered and the fair market value of any common stock delivered in payment of an amount due under the restricted stock unit. When stock distributed in settlement of a restricted stock unit is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date the award was settled. Any capital gain or loss will be long term if the participant held the stock for more than one year, and otherwise will be short term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant will have compensation income upon the exercise of a SAR equal to the appreciation in the value of the stock underlying the SAR. When the stock distributed in settlement of the SAR is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date of exercise. Any capital gain or loss will be long term if the participant held the stock for more than one year, and otherwise will be short term.

Other Stock Based Award. The tax consequences associated with any other stock based award will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, any applicable holding period and the participant’s tax basis.

Section 409A. Acceleration of income inclusion, additional taxes and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Internal Revenue Code. To be compliant with Section 409A, rules with respect to the terms of awards, timing of elections to defer compensation, distribution events and funding must all be satisfied. Most awards under the 2012 Amended Plan are exempt from the Section 409A rules. However, with respect to those awards under the 2012 Amended Plan which could be subject to the Section 409A rules, the 2012 Amended Plan includes provisions which are intended to prevent awards under the Plan from triggering the adverse tax consequences applicable to deferred compensation under Section 409A.

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Section 280G and Section 4999. Under Section 280G of the Internal Revenue Code and Section 4999 of the Internal Revenue Code, the Company is prohibited from deducting any “excess parachute payment” to an individual, and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company.

Tax Consequences to Centene

The grant of an award under the 2012 Amended Plan generally will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the 2012 Amended Plan will have any tax consequences to us. We generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2012 Amended Plan, including in connection with a restricted stock award or SAR or as a result of the exercise of a non-statutory stock option or a disqualifying disposition. Tax deduction of compensation is generally subject to the limits of Section 162(m) of the Internal Revenue Code. Section 162(m)(6), which was enacted as part of the Patient Protection and Affordable Care Act, amended the Code to limit the amount that certain healthcare insurers and providers, including the Company, may deduct for compensation to any employee in excess of $500,000. This new legislation does not create any exceptions for performance-based compensation.

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PROPOSAL FOUR: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal Four: Advisory Vote on Frequency of Advisory Vote on Executive Compensation

As mentioned above, Section 14A of the Exchange Act requires that we include in this proxy statement a separate non-binding stockholder vote to advise on whether the frequency of the say-on-pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

The Board of Directors has determined that an annual advisory vote on executive compensation is the best approach for the Company at this time. In formulating its recommendation, the Board of Directors considered that an annual advisory vote on executive compensation will allow the Company’s stockholders to provide input on the Company’s executive compensation programs for our Named Executive Officers on a more consistent basis. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s practice of seeking input from, and engaging in discussions with, its stockholders on corporate governance matters.

Although the vote is non-binding, the Board of Directors will take into account the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation.

The Board recommends a vote for the option of “ONE YEAR” for the frequency which the Company will conduct an advisory vote on executive compensation.

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PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Five: Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited our financial statements for the fiscal year ended December 31, 2016. The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit our financial statements. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year, and we are asking stockholders to ratify this appointment. KPMG LLP has been retained as our external auditor continuously since 2007. Stockholder ratification of this selection is not required by our By-Laws or other applicable legal requirements. Our Board of Directors is, however, submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in the best interests of the Company and our stockholders.

We expect that representatives of KPMG LLP will be present at our Annual Meeting of Stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

The affirmative vote of the holders of a majority of the votes cast at the meeting is being sought to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year. The Committee believes the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in the best interests of the Company and our shareholders. The Board recommends that stockholders vote “FOR” the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The following table discloses the aggregate fees billed in 2016 and 2015 by KPMG LLP, our independent registered public accounting firm ($ in thousands):

	KPMG
	2016	2015
Audit Fees	$12,051	$4,005
Audit-Related Fees	205	205
Tax Fees	—	—

Audit-related fees in 2016 and 2015 consist primarily of fees for operational control reviews. The Audit Committee is responsible for the audit fee negotiations associated with our retention of KPMG LLP.

In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. The Committee ensures that the mandated rotation of KPMG LLP’s personnel occurs routinely and is directly involved in the selection of KPMG LLP’s lead engagement partner.

The Audit Committee has adopted policies and procedures relating to the approval of all audit, audit-related, tax and other services that are to be performed by our independent registered public accounting firm. This policy generally provides that the Company will not engage its independent

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registered public accounting firm to render audit, audit-related, tax or other services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve audit audit-related, tax or other services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. All audit and audit-related fees for 2016 and 2015 were pre-approved by the Audit Committee or the Audit Committee Chairman, and no fees were paid under the de minimis exception to the audit committee pre-approval requirements.

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AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The charter, which was last amended in February of 2009, outlines the Audit Committee’s duties and responsibilities. The Audit Committee reviews the charter annually and works with the Board of Directors to amend the charter based on the Audit Committee’s evolving responsibilities. The Audit Committee charter is available on the Company’s website at www.centene.com/investors/corporate-governance.

The Audit Committee of the Company’s Board of Directors consists of three non-employee directors who are independent under the rules of the NYSE, the rules of the SEC and the Company’s Standards for Director Independence. All of the Audit Committee members are considered Audit Committee Financial Experts as defined by the SEC. The Audit Committee assists the Board of Directors in its oversight of the accounting and financial reporting process of the Company. Specifically, the Audit Committee has responsibility for providing independent objective oversight of the accounting and financial reporting process of the Company, selecting and evaluating the independent registered public accounting firm, which reports directly to the Audit Committee and oversees the performance of the Company’s internal audit function.

Management has the primary responsibility for the preparation of the Company’s financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Company’s internal auditors, for assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States)(the “PCAOB”), expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles in the United States of America, and auditing management’s assessment of the effectiveness of internal control over financial reporting. KPMG LLP has served as the Company’s independent registered public accounting firm since 2005.

Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and that there were no material weaknesses in its internal control over financial reporting. The Audit Committee met and held discussions with management and KPMG LLP to review and discuss the financial statements and the Company’s internal control over financial reporting. The Audit Committee has also discussed with KPMG LLP the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed by PCAOB Auditing Standard No. 16, Communication with Audit Committees. KPMG LLP also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG LLP their independence with respect to the Company, including a review of audit and non-audit fees and services and concluded that KPMG LLP is independent.

In fulfilling its oversight responsibilities for reviewing the services performed by KPMG LLP, the Audit committee has the sole authority to select, evaluate and replace the outside auditors. The Audit Committee discusses the overall scope of the annual audit, the proposed audit fee, and annually evaluates the qualifications, performance and independence of KPMG LLP as independent registered public accountants and the performance of its lead audit partner. The Audit Committee meets regularly with the internal auditors and independent registered public accounting firm, with and without

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AUDIT COMMITTEE REPORT

management present, to discuss the results of their respective examinations, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting.

Based upon the review and discussions with the Company’s management and KPMG LLP referred to above, and its review of the representations and information provided by management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission. The Committee also reappointed KPMG LLP to serve as the Company’s independent registered public accounting firm for 2017.

AUDIT COMMITTEE

John R. Roberts, Chair

Frederick H. Eppinger

Vicki B. Escarra

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INFORMATION ABOUT EXECUTIVE COMPENSATION

Information About Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and our annual report on Form 10-K.

COMPENSATION COMMITTEE

Robert K. Ditmore, Chair

Orlando Ayala

David L. Steward

Tommy G. Thompson

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INFORMATION ABOUT EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

This CD&A describes the principles, objectives, and compensation policies and arrangements of our executive compensation program which is generally applicable to each of our senior officers. This CD&A focuses primarily on our Chairman & CEO and the other executive officers included in the Summary Compensation Table, whom we collectively refer to in this proxy as our NEOs. For 2016, our NEOs were:

◾	Michael F. Neidorff, Chairman, President and Chief Executive Officer

◾	Jeffrey A. Schwaneke, Executive Vice President, Chief Financial Officer (effective March 1, 2016)

◾	Cynthia J. Brinkley, Executive Vice President, Global Corporate Development

◾	Jesse N. Hunter, Executive Vice President, Products

◾	Keith H. Williamson, Executive Vice President, Secretary and General Counsel

◾	William N. Scheffel, Former Executive Vice President, Chief Financial Officer (retired effective March 1, 2016)

The contents of this CD&A are organized as follows:

SECTION 1 - 2016 Executive Summary
SECTION 2 - 2016 Compensation Decisions	• Alignment of Pay and Performance
• Pay Mix

• Review

• Base Salaries

• Annual Cash Incentive Plan

• Annual Cash Incentive Payout

• Long Term Incentive Awards

• 2014-2016 Cash LTIP Award Payouts
SECTION 3 - Compensation Philosophy	• Results of the April 2016 “Say-on-Pay” Vote & Changes to the Compensation Program in 2016
• Overview of the Compensation Program

• Competitive Pay Philosophy

– Healthcare Industry Managed Care Peer Group

– General Industry Group

• Benchmarking Methodology

• Base Salaries

• Annual Cash Incentive

• Long Term Incentives

• Cash LTIP Award Performance Targets

• Other Benefits
SECTION 4 - Other Compensation Policies and Information	• Stock Ownership Guidelines
• Pledging Policy
• Risk Disclosure

• Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions

– CEO Employment Agreement

– Severance and Change in Control Agreements

– Retirement Provisions

• Deductibility of Executive Compensation

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SECTION 1 - 2016 Executive Summary

We are a diversified, multi-national healthcare enterprise that provides services to government sponsored healthcare programs, focusing on under-insured and uninsured individuals. We provide member-focused services through locally based staff by assisting in accessing care, coordinating referrals to related health and social services and addressing member concerns and questions.

In March 2016, we acquired Health Net, a publicly traded managed care organization that delivers healthcare services through health plans and government-sponsored managed care plans, for approximately $6.0 billion. The acquisition allows us to offer a more comprehensive and scalable portfolio of solutions and provides opportunity for additional growth across the combined company’s markets.

2016 was a transformative and successful year for the Company. The acquisition of Health Net and growth and performance in the business led to strong financial results. Our performance is summarized as follows:

◾	Total revenues of $40.6 billion, an increase of 78% over 2015.

◾	Diluted earnings per share (EPS) of $3.41, an increase of 18% over 2015.

◾	Adjusted Diluted EPS of $4.43, an increase of 41% over 2015.

◾	Total operating cash flows of $1,851 million.

◾	Return on Equity of 14% in 2016, and a three year average of 17%.

◾	Return on Assets of 4% in 2016, and a three year average of 5%.

◾	Return on Invested Capital of 8% in 2016, and a three year average growth of 11%.

For the full year 2016, our stock price decreased 14%. The decrease was the result of the uncertainty around the future of government sponsored health care created by the effect of the presidential election. As more information around the new administration’s proposals has become available and with our proven history of adapting to the needs of our government customers, our stock price has recovered.

Overall, our three year Compound Annual Growth Rates (CAGR) have been:

◾	Total revenues of 55%;

◾	Diluted EPS of 34% and Adjusted Diluted EPS of 44%;

◾	Adjusted EBITDA of 65%;

◾	Cash flow from operations of 69%; and,

◾	Stock performance of 24%.

Refer to Appendix B for reconciliation of non-GAAP measures included throughout this proxy statement.

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SECTION 2 - 2016 Compensation Decisions

Alignment of Pay and Performance

In 2016, the Company continued to balance aggressive revenue growth organically and through the Health Net acquisition, while continuing to improve pre-tax margins, which is a key part of our strategy to promote long term shareholder value in a competitive business environment. As the Compensation Committee reviewed our NEO’s compensation, the Committee considered these aspects in conjunction with our executive compensation program of recognizing pay for performance through the following three primary components:

In recognition of the Company’s 2016 performance, the successful integration of Health Net, the high growth rate over the past 3 years and the Board of Directors’ acknowledgment of the importance of our CEO’s leadership, the Compensation Committee analyzed his total compensation for the past 5 years and awarded total compensation in 2016 that continues to mirror the overall growth in our Total Shareholder Return (TSR), revenue, diluted EPS and Adjusted Diluted EPS over the last five years (refer to Appendix B for reconciliation of non-GAAP measures included throughout this proxy statement). Our CEO’s total compensation alignment with these metrics is represented in the following graphs:

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*	From continuing operations.

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Pay Mix

Our pay for performance philosophy can be further depicted by the following graph, which represents our total compensation mix. The graph below illustrates the 2016 values contained in the Summary Compensation Table as percentages of total compensation. The values in the “All Other Compensation” column of the Summary Compensation Table have been excluded from this illustration.

Review

Consistent with our compensation philosophy, the Compensation Committee reviewed the target compensation and respective market data of two peer groups: General Industry (GI) and Healthcare Industry (HCI). The table compares Mr. Neidorff’s target compensation for 2016 (which is different from the disclosure in the “Summary Compensation Table”) to these two peer groups. The review of the data indicated that Mr. Neidorff’s total target 2016 compensation was within the 50th percentile and 75th percentile of the GI, with data regressed at $40 billion and $50 billion in revenue. While recognizing that he is above the 75th percentile of the HCI, the Compensation Committee determined that his target pay was appropriately established to reflect the need for an experienced, seasoned CEO in a high growth company. The HCI peer group and GI peer group are discussed in further detail under section 3 of the CD&A under the headings “Healthcare Industry Managed Care Peer Group” and “General Industry Group,” respectively.

50th Percentile		75th Percentile
Total Target ($ in millions)	Revenue Analysis	Total Target ($ in millions)	Revenue Analysis
$13.9	HCI at $40 billion	$15.6	HCI at $40 billion
$14.4	HCI at $50 billion	$16.1	HCI at $50 billion
$14.5	GI at $40 billion	$17.9	Centene[1]
$15.8	GI at $50 billion	$20.5	GI at $40 billion
$17.9	Centene[1]	$22.3	GI at $50 billion
[1]	The $17.9 million total Centene target represents $1.5 million of annualized base pay, $2.3 million of annual target cash incentive, and $14.1 million of long term incentive awards.

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A similar analysis of peer data sets is performed of the other NEOs’ compensation. The Compensation Committee reviews the performance of each individual and grants increases in base salary and RSUs based on these results.

Base Salaries

In December 2015, the Compensation Committee evaluated 2016 base salaries and took into account the Company’s 2016 estimated revenue in excess of $40 billion. In 2016, Willis Towers Watson compared our NEOs’ base salaries to market data, and on average, our base salaries for 2016 were below the 50th percentile of the healthcare industry peer group and of the general industry peer group. Adjustments to base salaries are determined based on merit and market data.

The NEOs were paid competitive base salaries determined by the evaluation of multiple factors: business results for the prior year, individual performance, as well as the market value for each specific job. Since Centene is a pay for performance Company, only 7% of the Chief Executive Officer’s and, on average, 16% of the other NEOs’ compensation is comprised of base salary.

Annual Cash Incentive Plan

The Compensation Committee assigned an annual cash incentive plan target opportunity of 150% of salary for the CEO and 100% of salary for the other NEOs based on a review of industry data, as discussed in Section 3: Compensation Philosophy. The Compensation Committee rewards NEOs with an Annual Cash Incentive bonus for achieving the Company’s EPS objective. The Committee assesses how each NEO contributed to achieving this EPS objective and other pre-determined objectives approved by the Compensation Committee earlier in the year. For 2016, the Committee determined that 70% of the incentive target will be aligned with the diluted EPS target, and the remaining 30% will be aligned with individual performance objectives, with a maximum payout of 200% of target. The Compensation Committee follows a two-step process to determine the bonus earned each year:

1.	Achievement of EPS Objective. In early 2016, the Compensation Committee determined that if the company reached its 2016 Adjusted Diluted EPS target of $4.18, then a bonus would be paid at target based on each NEO’s contribution to that target. Since the Company’s 2016 Adjusted Diluted EPS from continuing operations was $4.43, the Compensation Committee determined to interpolate the EPS objective component at $4.38 which resulted in a payout of 174% of target. This excluded a $0.05 diluted EPS benefit related to the early adoption of the stock-based compensation accounting standard, as well as the incorporation of retirement provisions in our stock-based compensation agreements.

2.	Evaluation of Individual Performance. In addition, management and the Compensation Committee assessed each NEO’s individual performance against pre-determined goals. If the individual performance goals were met, exceeded or not met, then the individual performance component of the Annual Cash Incentive equaled, exceeded or was less than the target. A summary of each NEO’s individual performance, along with their total 2016 Annual Cash Incentive follows.

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Annual Cash Incentive Payout

Name	Individual Performance	2016 Annual Cash Incentive ($)	% of Target Paid
Michael F. Neidorff	• Successfully integrated Health Net, expanding presence in California and entering into the government services market while exceeding synergy targets for 2016. • Drove annual revenue up 78% to $40.6 billion and increased Adjusted Diluted EPS to $4.43, an increase of 41% over 2015. • Increased pre-tax margin excluding Health Net acquisition related expenses from 3.4% to 3.7%. • Expanded presence in economically depressed areas by building a new claims center in Ferguson, Missouri.	$3,915,000	174%
Jeffrey A. Schwaneke	• Exceeded consolidated financial performance targets for 2016 including revenue growth, Adjusted Diluted EPS and pre-tax margin. • Led the successful integration of Health Net financial systems. • Successfully managed the capital structure of the Company, including execution of three financing transactions at favorable interest rates.	$1,100,000	174%
Cynthia J. Brinkley	• Led the successful integration of Health Net and executed on acquisition synergies. • Drove revenue increase of 19% in 2016 (excluding Health Net). • Won 100% of re-procurements and new procurements in 2016. Continued to expand international presence.	$1,130,000	174%
Jesse N. Hunter	• Developed new product organization to support and lead All Products/All Markets strategy resulting in stronger operating model to support new program. • Introduced 3 new products in existing markets which included Medicare Advantage, Washington Foster Care and Texas STAR Kids. • Successfully integrated Health Net pharmacy operations with existing product business.	$890,000	137%
Keith H. Williamson	• Led legal support in obtaining regulatory approvals to close the Health Net acquisition expeditiously. • Conformed Health Net legal functions to Centene model by successfully integrating the legal function (both external and internal) while addressing any coverage gaps. • Developed recommendations for a technology solution for e-discovery and legal-hold notices resulting in stronger compliance around existing legal policies and procedures.	$750,000	125%

Based on the Company meeting its diluted EPS goal, increasing pre-tax income and increasing total revenues from continuing operations to $40.6 billion, the Compensation Committee reviewed the Chief Executive Officer’s performance during 2016 and recommended to the Board of Directors that an annual

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bonus of $3.9 million be awarded to Mr. Neidorff. The bonus, which was 174% of his target, is representative of the Company’s year. In addition, other NEOs received an annual bonus that ranged from 125% to 174% of target based on an evaluation of 2016 performance.

Long Term Incentive Awards

The Compensation Committee granted long term incentives to our NEOs in December 2016 based on a review of industry data, as follows:

◾	Performance-based RSUs (PSUs) (60% of RSUs granted)—The target metrics for 2017-2019 are pre-tax margin (60% weight) and compound annual revenue growth (40% weight). Target metric achievement will result in the attainment of 100% of the PSUs granted. If earned, PSUs will vest in February 2020.

◾	Service-based RSUs (40% of RSUs granted)—33.3% vest annually based on service to the Company.

◾	Cash Long Term Incentive Plan (LTIP)—based on meeting the performance criteria above for the 3 year performance period (2017-2019) as well as a relative TSR objective.

2014-2016 Cash LTIP Award Payouts

In December of 2013, the Compensation Committee established the following metrics, targets and weights for the 2014-2016 Cash LTIP. The Compensation Committee has the discretion to evaluate the metrics on an “as adjusted” basis, and excluded certain one-time acquisition related transaction costs in evaluating the pre-tax margin metric criteria. The Company met or exceeded all three targets as shown below with a total percentage payout of 149.3% of the target:

	Metric Criteria			Weight	2014-2016 Actual (As Adjusted)	Metric Payout of Target	Weighted Payout
	Threshold	Target	Maximum
Pre-tax Margin	2.5%	3.0%	4.0%	37.5%	3.5%	147.0%	55.1%
Compound Annual Revenue Growth Rate	15.0%	20.0%	25.0%	12.5%	52.8%	200.0%	25.0%
HCI Peer Relative Total Shareholder Return Percentile Rank	25th	50th	90th	50.0%	69th	138.4%	69.2%
				100%			149.3%

The amounts earned by each NEO are reflected in the table below:

Name	Payout ($)
Michael F. Neidorff	$2,687,400
Jeffrey A. Schwaneke	304,572
Cynthia J. Brinkley[1]	—
Jesse N. Hunter	851,010
Keith H. Williamson	791,290
William N. Scheffel	743,227
[1]	Ms. Brinkley was not eligible for the 2014-2016 Cash LTIP award cycle as she joined the Company in the fourth quarter of 2014.

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SECTION 3 - Compensation Philosophy

The following principles guide the Company’s compensation philosophy:

◾	Pay for Performance—Our overall compensation philosophy is to pay for performance. An executive’s compensation is directly linked to performance and the achievement of both Company and individual goals. Superior performance and the achievement of goals results in higher compensation.

◾	Create Long Term Stockholder Value—Both performance-based and service-based stock awards with meaningful retention requirements are used to encourage sustained shareholder value creation.

◾	Foster a Culture of Risk Management and Compliance—A portion of NEO compensation is based on meeting individual goals that align with our corporate mission statement and promote a culture of compliance with rules, regulations and the Company’s vision and values and rewarding those who mitigate business risks.

◾	Attract and Retain Top Executive Talent—We offer competitive pay to attract, motivate and retain industry executives with the skills and experience to drive superior long term Company performance in a high growth company.

Results of the April 2016 “Say-on-Pay” Vote & Changes to the Compensation Program in 2016

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and considers such results as one of many factors in connection with the discharge of its responsibilities. At our April 2016 Annual Meeting, approximately 89% of our shareholders voted to approve our fiscal 2015 executive compensation program.

While shareholders expressed a wide variety of views about executive compensation, we valued the insights we received as we reached out to gain a more thorough understanding of their comments. As a result of feedback from our shareholders, the Compensation Committee changed the mix of PSUs and RSUs that executives receive. Previously, restricted stock awards were made up of 50% PSUs and 50% RSUs. Effective with the Company’s annual stock grants made in December 2016, awards made to the NEOs were made up of 60% PSUs and 40% RSUs.

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Overview of the Compensation Program

The Compensation Committee establishes and administers the executive compensation philosophy and program and assists the Board of Directors in the development and oversight of all aspects of executive compensation. Presented in the table below are highlights of our compensation practices:

What We Do

✓	Pay for Performance A significant portion of our NEOs’ compensation is tied to performance with clearly articulated financial goals.	✓	Annual Compensation Risk Assessment We regularly analyze risks related to our compensation program and we conduct broad risk assessments.
✓	Competitive Compensation Each component of the NEOs’ annual total direct compensation is targeted to the 50th percentile for both the Health Care Industry peer group and the General Industry peer group.	✓	Stock Ownership Requirements We maintain rigorous stock ownership requirements for our directors, executives and other members of senior management. Our CEO’s requirement is 5x annual base pay; other NEOs’ requirements are 2.5x annual base pay.
✓	Equity Grants Reward Future Performance Beginning in 2015, PSU grants vest at the end of the three-year period based on two three-year performance metrics.	✓	Clawbacks We can recover performance-based cash and equity incentive compensation paid to executives in various circumstances.
✓	Formula Based Annual Incentive Plan Beginning in 2015, awards under the Annual Cash Incentive plan are formula based.	✓	Independent Compensation Consultant The Compensation Committee retains an independent compensation consultant to advise the Committee on executive compensation matters.
✓	Tally Sheets Tally sheets and wealth accumulation analyses for each NEO are reviewed annually before making compensation decisions.
What We Don’t Do

✗	Excessive Risk-Taking in Our Compensation Programs The Long Term Incentive Plans use multiple performance measures, capped payouts and other features intended to minimize the incentive to take overly risky actions.	✗	No Hedging or Pledging Directors and executives are prohibited from hedging, pledging or engaging in any derivatives trading with respect to Company stock.
✗	No Tax Gross-ups There are no tax “gross-ups” for perquisites or excise tax gross-ups in the event of a change of control related termination.	✗	No Backdating or Repricing of Stock Options Stock options are never backdated or issued with below-market exercise prices. Re-pricing of stock options without stockholder approval is expressly prohibited.
✗	No Single-Trigger Employment Agreements Any cash payments in executive employment agreements are subject to a “double-trigger” change in control condition.

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Competitive Pay Philosophy

Centene must leverage its compensation and benefit programs to attract the best talent to compete and achieve aggressive operating objectives. Therefore, Centene views both private equity firms and competitors with larger revenue bases as significant competition for talent. Centene also recognizes that our Company is a source for these firms and competitors to recruit talent if the appropriate compensation programs are not in place at Centene.

For the components of target total compensation, the Compensation Committee’s competitive objectives are for:

◾	base salaries to approximate the 50th percentile of similarly-sized organizations, based on revenues. The 50th percentile will be targeted in most instances; however, up to the 75th percentile is considered when recruiting talent from significantly larger companies and private equity firms or when the experience of the executive dictates a higher base salary;

◾	annual bonus targets to approximate the 50th percentile of similarly-sized organizations; and

◾	long term incentive targets to approximate the 50th percentile of similarly-sized organizations.

The goal of these objectives is that based on individual performance, actual total compensation will fall at the 50th percentile of total market based compensation for both the healthcare industry peer group and the general industry peer group for expected performance and between the 50th and 75th percentile based on extraordinary performance.

In order to achieve these objectives, the Compensation Committee establishes target, market-based total compensation levels (e.g., base salary, annual bonus target and long term incentives) from market data from two different peer groups:

A. Healthcare Industry Managed Care Peer Group

Using the Standard and Poor’s Global Industry Classification System (GICS) codes and other relevant industry parameters, Willis Towers Watson and Exequity, LLC analyzed the managed care industry and determined there are three key segments in the industry:

◾	Managed Healthcare Companies

◾	Healthcare Facilities

◾	Healthcare Services

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Based on further review by Willis Towers Watson and Exequity, LLC, the following companies were included in the Company’s Healthcare Industry Managed Care Peer Group for use in determining compensation for NEOs.

MANAGED HEALTH CARE	HEALTHCARE SERVICES	HEALTHCARE FACILITIES
Direct Competitors Aetna, Inc. Anthem, Inc. CIGNA Corp. Humana, Inc. Molina Healthcare, Inc. UnitedHealth Group, Inc. WellCare Health Plans, Inc.	Express Scripts Holding Company Davita Healthcare Partners, Inc. Quest Diagnostics, Inc.	Community Health Systems, Inc. HCA Holdings, Inc. Tenet Healthcare Corp.
Magellan Health Services, Inc.

B. General Industry Group

Since there is a market for executive talent both within and outside our industry, we also benchmark against the general industry. Therefore, the market data the Compensation Committee utilizes includes not only the managed healthcare industry peer group of 14 companies, plus a general industry peer group of approximately 400 companies also developed by Willis Towers Watson’s Compensation Database (CDB).

Benchmarking Methodology

The Compensation Committee engaged Willis Towers Watson to gather, analyze and summarize the market data from the Willis Towers Watson Executive Compensation Database for the CEO and the other four NEOs. In addition, the Compensation Committee reviewed additional data sources from FW Cook & Co., Inc. and Exequity, LLC in determining the compensation for the CEO. FW Cook & Co., Inc. was retained independently by the Compensation Committee to provide recommendations for the CEO’s compensation.

For this analysis, we size adjusted both the healthcare and general industry peer data to $40 billion in revenues. The Compensation Committee also reviewed the data adjusted to $50 billion to reflect the estimated future revenue, based on our growth pattern combined with the Health Net acquisition, and to provide a more representative depiction of the overall competitive market for talent, as evidenced by several of our executives who came from companies outside of our industry.

All elements of compensation are valued and reviewed in evaluating the relative competitiveness of our compensation practices against both the market data and the Compensation Committee’s competitive objectives. In addition, the Compensation Committee annually reviews a tally sheet for each NEO, which includes the current value of all outstanding equity-based awards, benefits and perquisites. The Compensation Committee uses the tally sheets to analyze each NEO’s base salary, annual incentive target and long term incentive opportunity in relation to the market and each component of compensation as a percentage of total compensation.

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Base Salaries

While reviewing market data to determine appropriate annual base salaries, the Compensation Committee also considers:

◾	the Chief Executive Officer’s compensation recommendations for all other NEOs;

◾	the scope of responsibility, experience, time in position and individual performance of each officer, including the Chief Executive Officer;

◾	each executive’s leadership performance and potential to enhance long term stockholder value; and

◾	internal equity.

Annual Cash Incentive

The Compensation Committee rewards NEOs with an Annual Cash Incentive bonus for achieving the Company’s EPS objective. The Committee assesses how each NEO contributed to achieving this EPS objective and other pre-determined objectives approved by the Compensation Committee in early February of the current year. The Compensation Committee follows a two-step process to determine the amount of bonus earned each year:

1.	The Company must meet a specific EPS objective during the year before any payments may be made. If the Company does not meet its threshold performance, no payments are made. For example, in 2012, the Company did not reach its threshold EPS objective and, accordingly, no annual bonuses were paid.

2.	In addition, each NEOs’ individual performance is assessed by Management and the Compensation Committee against the pre-determined objectives. If these pre-determined objectives were met, exceeded or not met, then the annual bonus could equal, exceed or be less than target, respectively.

Individual awards under our bonus plan are approved by the Compensation Committee based primarily upon:

◾	business performance versus our business plan;

◾	the effectiveness of each executive’s leadership performance and potential to enhance long term stockholder value;

◾	targeted bonus amounts, which are based upon market data; and

◾	the recommendation of the Chief Executive Officer (for all NEOs other than the CEO).

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Overall, 70% of each award is aligned with the diluted EPS target, and the remaining 30% of each award is aligned with individual performance objectives. The Annual Cash Incentive Award is calculated as follows, with a maximum payout of 200% of target:

Long Term Incentives

Our long term incentive compensation is designed to attract and retain key executives, build an integrated management team, reward for innovation and appropriate risk-taking, balance short term planning with long term successes and align executive and stockholder interests. TSR, revenue growth, and pre-tax operating margin targets as well as competitive market practices are all used by the Compensation Committee in determining long term incentives.

These long term incentives take the form of the following:

◾	Performance-Based Restricted Stock Units which are based on meeting pre-determined performance targets (pre-tax margin and revenue growth), vest at the end of the three-year performance period.

◾	Restricted Stock Units which vest over three years.

◾	Cash Long Term Incentive Plan which is based on meeting three year TSR, pre-tax margin and revenue growth metrics.

◾	Stock Options which are granted on a limited basis and vest over three years.

Long term incentives are provided both through equity (PSUs at 60% and RSUs at 40%) and cash, while ensuring that the maximum number of shares of common stock granted in any calendar year (excluding shares granted in connection with an acquisition) does not exceed a level associated with competitive practice. Excluding acquisitions, the Company does not annually grant equity compensation exceeding 2% of the outstanding shares of the Company. In recent years, the equity grants have been trending at approximately 1.5% of outstanding shares. Due to the growth of the Company, the competitive nature of our business and the necessity of retaining key management level employees, stock grants can be awarded to levels below officers, including directors and managers throughout the organization. PSUs and RSUs are normally granted at the annual December Compensation Committee meeting, but may also be approved at other Compensation Committee meetings for a promotion, extraordinary performance, a newly hired executive or as determined by the Compensation Committee.

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Cash LTIP Award Performance Targets

The Compensation Committee utilizes the Cash LTIP, which is a three year performance program, to complement the stock incentive plan, manage dilution and supplement the number of shares available under the Company’s stock incentive plan. Each NEO is awarded a grant at the beginning of the three-year cycle based on the following targets:

◾	Chairman & CEO—150% of Prior Year’s Annual Salary

◾	Other NEOs—100% of Prior Year’s Annual Salary

Cash awards are paid annually, if earned, after completion of each 3 year performance cycle, and targets are announced annually prior to the beginning of each 3 year performance cycle.

The Compensation Committee sets performance targets at levels it believes to be rigorous and challenging. The performance criteria may include any of the metrics identified in the plan document. The Compensation Committee may determine that the performance parameters used to measure the appropriate pay out include or exclude items which are deemed extraordinary. These items include but are not limited to those stated in the plan document.

In order for a NEO to earn a Cash LTIP payout, at least one of the following metric thresholds must be achieved: pre-tax margin percentage, revenue CAGR percentage or TSR relative to the healthcare industry peer group. These metrics are applicable for the 2015-2017 cycle (awarded in December 2014), the 2016-2018 cycle (awarded in December 2015), and the 2017-2019 cycle (awarded in December 2016).

Other Benefits

We provide our NEOs with a defined contribution 401(k) retirement program which is the same program that is generally provided to all our employees. We also provide our NEOs with a non-qualified deferred compensation plan to make up for matching contributions that are capped by compensation limits imposed on qualified retirement plans under the Internal Revenue Code. We do not provide our NEOs with a defined benefit retirement program. We also do not provide retiree medical coverage to our NEOs, with the exception of Mr. Neidorff, as specified in his employment agreement.

With respect to most other benefits, the benefits provided to NEOs and other executive officers are comparable to those provided to the majority of salaried and hourly Company employees. We require all NEOs to have their tax returns prepared or reviewed by an independent certified public accounting firm. Due to this requirement, costs related to these services are paid by the Company. In addition, each NEO has the option to use a financial advisor for fees that do not exceed $15,000 annually, in total, for both tax preparation and financial advisement. These costs are also fully taxable to them and are not grossed up to cover any personal income tax liability.

The Board of Directors believes that additional security is required for the position of Chairman, President and Chief Executive Officer and other NEOs. Pursuant to a policy implemented by our Board, Mr. Neidorff is required to use Company provided aircraft for all air travel. We also have an aircraft time sharing agreement with Mr. Neidorff that permits him to reimburse us for incremental costs when he uses the aircraft for personal travel. In addition, we provide home security services to Mr. Neidorff. Mr. Neidorff’s personal use of Company aircraft and home security services are fully taxable to him and are not grossed up to cover his personal income tax liability. Home security services are also provided to our NEOs, and these costs are also fully taxable to them and are not grossed up to cover any personal income tax liability.

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SECTION 4 - Other Compensation Policies and Information

Stock Ownership Guidelines

Centene utilizes stock ownership guidelines for our NEOs, corporate officers and Board of Directors. We believe that ownership of our stock helps align the interests of our executives and stockholders and encourages executives to act in a manner that is expected to increase stockholder value. The stock ownership guidelines for our officers are as follows:

Minimum Ownership Requirement as a Multiple of Base Salary
Chairman, President and Chief Executive Officer	5x
Executive Vice Presidents	2.5x
Senior Vice Presidents	2x
Plan & Specialty Company Presidents and Corporate Vice Presidents	1x

The Compensation Committee annually reviews the stock ownership levels of the Board of Directors and all officers. Future stock awards take into consideration the executive’s level of attainment of the suggested stock ownership amount. The Compensation Committee may elect to award the annual incentive to an executive in stock instead of cash if the suggested stock ownership amount is not achieved.

Officers who fail to achieve these ownership levels may not be eligible to receive any stock-based awards until they achieve their required ownership level. Shares owned directly by the officer (including those held as a joint tenant or as tenant in common), unvested RSUs, shares owned in a self-directed IRA, “phantom shares” held in the deferred compensation plan and certain shares owned or held for the benefit of a spouse or minor children are counted toward the guidelines. Options and unearned PSUs are not counted toward the ownership guidelines.

The Board has established a policy requiring executive officers to retain ownership of the shares received from the vesting or payout of any RSU award granted under our stock incentive plan (net of any shares used to satisfy tax obligations) for one year following such vesting or payout. An executive may substitute the tax basis of the shares under restriction for other shares held outright.

As of the close of the last fiscal year and the date of this report, all NEOs subject to the ownership guidelines are in compliance with the guidelines. At $56.51 per share (the December 31, 2016 closing stock price), ownership percentages of our executive officers were as follows:

Name	Ownership as a Multiple of 2016 Base Salary
Michael F. Neidorff	141.9x
Jeffrey A. Schwaneke	5.8x
Cynthia J. Brinkley	7.9x
Jesse N. Hunter	17.5x
Keith H. Williamson	8.7x

Our stock ownership guidelines for members of our Board of Directors require them to own 40,000 shares of common stock within 5 years of being appointed to the Board. As of December 31, 2016, all directors were in compliance with this requirement.

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Pledging Policy

In February 2014, the Board of Directors amended the Company’s insider trading policy to prohibit pledging of shares by executive officers and members of the Board of Directors. As of February 24, 2017, all executive officers and directors were in compliance with this policy.

Risk Disclosure

The Compensation Committee is aware of the consequences to companies that have not appropriately balanced risk and rewards in executive compensation. The Compensation Committee believes that the emphasis on long term performance in the stock incentive plan and the Cash LTIP results in an overall compensation program that does not reward excessive risk-taking for the Company. Risk is further limited by the ownership guidelines mentioned previously and a clawback provision that provides that any cash bonuses that are paid from the annual incentive plan, Cash LTIP or vesting of performance-based RSUs that are a result of material financial impropriety (as defined by the Audit Committee of the Board of Directors), including but not limited to financial restatements due to these improprieties, may result in any officers becoming obligated to pay back the amount to the Company.

The Company’s compensation strategy is intended to mitigate risk by emphasizing long term compensation and financial performance measures correlated with growing stockholder value rather than rewarding shorter performance and payout periods. A recent review of the Company’s compensation programs did not identify any programs that unduly incentivize employees to take any excessive risks.

Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions

CEO Employment Agreement

Michael F. Neidorff serves as Chairman of our Board of Directors and our President and Chief Executive Officer pursuant to an employment agreement dated November 8, 2004 (as amended). Under this agreement, we paid Mr. Neidorff a 2016 annual salary of $1.5 million and will pay Mr. Neidorff a 2017 annual salary of $1.5 million, which is subject to an annual review by our Board of Directors. Mr. Neidorff is eligible for a target annual incentive of 150% of base salary. The agreement also awarded Mr. Neidorff 2,000,000 RSUs as of November 8, 2004. Of these RSUs, 60% vested in 2009 and the remaining 40% vested ratably from 2010 through 2014. The RSUs and all of the related shares of common stock shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff’s employment or (b) the date that is six months after Mr. Neidorff’s “separation of service” as defined in the Code.

In 2016, the Board of Directors and Mr. Neidorff agreed to extend his contract beyond the previous termination date to ensure continuity in the business under the current regulatory environment and an orderly transition of leadership. The amendment provided that Mr. Neidorff will serve as Executive Chairman for one year after his successor is appointed and as a Non-Executive Chairman thereafter; extended the term of the employment agreement to the 2021 Annual Shareholders Meeting; and provided for the grant of 20,000 stock options.

Mr. Neidorff has agreed not to compete with us or solicit any of our employees during the term of his employment and for 12 months thereafter. Mr. Neidorff’s employment may be terminated by the Company for cause or permanent disability, or by Mr. Neidorff for good reason. If Mr. Neidorff is

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terminated by the Company without cause or if he terminates for good reason prior to December 31, 2017, he is entitled to receive salary continuation and target bonus for a period of 24 months, lifetime health and dental coverage (to which he would be entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA), lifetime life insurance coverage, lifetime medical insurance for him and his eligible dependent, full acceleration of any unvested stock options or other equity awards held by him, and acceleration of a portion of unvested RSUs awarded pursuant to the agreement based on certain stipulations. If he is terminated by the Company without cause or if he terminates for good reason between January 1, 2018 and December 31, 2018, he is entitled to these same benefits but the salary continuation and target bonus would be reduced to 12 months. Upon a change in control during the term of this agreement, any unvested RSUs and any unvested stock options or other equity awards held by Mr. Neidorff will vest in full.

Severance and Change in Control Agreements

Cynthia J. Brinkley, Jesse N. Hunter, Jeffrey A. Schwaneke and Keith H. Williamson serve as executive officers pursuant to executive severance and change in control agreements (the agreements, as amended), and their 2017 annual salaries are $675,000, $675,000, $725,000 and $620,000, respectively.

The agreements generally provide that, if within 24 months following a change in control (as defined in the agreements), the executive’s employment is terminated by the Company other than for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), the executive will receive a lump sum cash payment equal to the sum of (1) an amount equal to 24 months of salary, (b) the average of the executive’s last two annual bonuses multiplied by two, and (c) a prorated annual bonus for the year in which the termination occurs. The executive also will receive 18 months of medical coverage. The executive’s existing equity awards will vest in full at the time of a change in control.

The agreements also generally provide that, if an executive’s employment is terminated by the Company other than for cause or by the executive for good reason in the absence of a change in control, the executive will receive 12 months of salary continuation, a prorated annual bonus for the year in which the termination occurs, 12 months of medical coverage and 12 months of continued vesting of the executive’s existing equity awards. These NEOs amended their agreements in February 2015 to eliminate tax gross-up benefits for excise taxes payable upon a change in control.

Under the terms of any new executive employment agreement, if any parts or amounts payable under the agreement are deemed to be “excess parachute payments” within the meaning of Section 280G of the Code or similar provision, the executive will be required to pay any additional taxes.

In the agreements, the executives agree to non-competition and non-solicitation provisions that extend through the first anniversary of termination of employment, unless the termination was due to a change in control as defined in the agreement. In 2012, the agreements were amended to eliminate the non-compete and non-solicitation provisions under any change in control.

The Board has determined that it is in the best interests of the Company and our stockholders to assure that we will have the continued dedication of the executive, notwithstanding the possibility, threat, or occurrence of a change in control. The Board believes it is imperative to diminish the inevitable distraction of the executive by virtue of the personal uncertainties and risks created by a pending or threatened change in control, to encourage the executive’s full attention and dedication to the Company, and to provide the executive with compensation and benefits arrangements upon a change in control which (i) will satisfy the executive’s compensation and benefits expectations and (ii) are competitive with those of other major corporations.

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Retirement Provisions

In October of 2016, the Compensation Committee approved a prospective qualified retirement definition for stock awards. Employees who are at least 55 years of age and have 10 years of employment at the time of retirement are eligible for the following:

◾	A pro-rated number of performance-based restricted units vesting at the end of the performance period, based on the amount of time employed during the performance period and actual performance outcomes.

◾	A continuation of vesting of service-based restricted stock units for one additional year after retirement.

Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a tax deduction to a publicly traded company for compensation in excess of $1 million paid to its Chief Executive Officer and its three other most highly compensated executive officers, excluding the Chief Financial Officer. Some types of compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, we structure and administer our stock incentive plans in a manner intended to comply with the performance-based exception to Section 162(m). Additionally, we intend that our Annual Cash Incentive Plan complies with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our stock incentive plans, our Annual Cash Incentive Plan or our Long Term Incentive Plan will be treated as qualified performance-based compensation under Section 162(m).

Section 162(m)(6), which was enacted as part of the Patient Protection and Affordable Care Act, amended the Code to limit the amount that certain healthcare insurers and providers, including the Company, may deduct for compensation to any employee in excess of $500,000 for a tax year beginning after December 31, 2012. This legislation does not create any exceptions for performance-based compensation. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of its employees. We were subject to this legislation in 2016 with respect to the former Health Net employees. We expect Centene, as a whole, to be subject to the limitation in 2017.

54    Centene Corporation

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Equity Compensation Plan Information

The following table provides information as of December 31, 2016, about the securities authorized for issuance under our equity compensation plans, consisting of our 1998 Stock Incentive Plan, 1999 Stock Incentive Plan, 2000 Stock Incentive Plan, 2003 Stock Incentive Plan, 2012 Stock Incentive Plan and 2002 Employee Stock Purchase Plan.

Plan Category[1]	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	4,155,825	$17.44	1,591,855
Equity compensation plans not approved by stockholders[2]	395,364	—	5,374,740
Total	4,551,189	$17.44	6,966,595

[1]	Does not include 1,285,674 shares of common stock issuable pursuant to outstanding restricted stock units and performance share awards granted under the Health Net 2006 Plan which were assumed by the Company in connection with the acquisition on March 24, 2016.

[2]	Pursuant to 303A of the NYSE Listed Company Manual, consists of shares of common stock that the Company may grant under the 2012 Stock Incentive Plan that were available for grant under the Health Net 2006 Plan at the time the Company acquired Health Net. Shares assumed by Centene from the Health Net 2006 Plan are available only for awards to legacy Health Net employees and employees joining the Company after March 24, 2016.

The number of securities in column (a) includes 320,368 options with a weighted-average remaining life of 2.9 years and 4,230,821 shares of restricted stock and restricted stock units.

The number of securities in column (c) includes 743,688 shares available for future issuance under the 2002 Employee Stock Purchase Plan.

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Summary Compensation Table

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2016, 2015 and 2014. Additional descriptions of each component of compensation for our NEOs is included elsewhere in this Proxy Statement under the caption, “Compensation Discussion and Analysis.”

Name & Principal Position	Year	Salary ($)	Bonus ($)	Performance Based Stock Awards ($)	Service Based Stock Awards ($)	Total Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)		Total ($)
Michael F. Neidorff	2016	$1,500,000	$—	$7,697,700	$5,131,800	$12,829,500	$411,800	$6,602,400	$625,283	[3]	$21,968,983
Chairman, President and Chief Executive Officer	2015	1,200,000	—	6,165,600	6,165,600	12,331,200	—	6,585,750	638,153		20,755,103
	2014	1,200,000	3,600,000	6,965,000	6,965,000	13,930,000	—	—	570,387		19,300,387

Jeffrey A. Schwaneke	2016	632,671	—	1,350,240	900,160	2,250,400	—	1,404,572	37,386	[4]	4,325,029
Executive Vice President and Chief Financial Officer (effective March 1, 2016)
Cynthia J. Brinkley	2016	650,000	—	1,687,800	1,125,200	2,813,000	—	1,130,000	88,485	[4]	4,681,485
Executive Vice President, Global Corporate Development
Jesse N. Hunter	2016	650,000	—	1,181,460	787,640	1,969,100	—	1,741,010	82,758	[4]	4,442,868
Executive Vice	2015	630,000	—	1,136,000	1,136,000	2,272,000	—	1,857,313	83,866		4,843,179
President,	2014	600,000	825,000	1,488,750	1,488,750	2,977,500	—	—	67,312		4,469,812
Products
Keith H. Williamson	2016	600,000	—	506,340	337,560	843,900	—	1,541,290	64,279	[4]	3,049,469
Executive Vice President, Secretary and General Counsel
William N. Scheffel	2016	121,154	—	—	—	—	—	743,227	25,426	[4]	889,807
Former Executive Vice President and Chief Financial Officer (retired effective March 1, 2016)	2015	750,000	—	—	3,782,022	3,782,022	—	2,003,069	76,398		6,611,489
	2014	720,000	1,000,000	1,488,750	1,488,750	2,977,500	—	—	69,216		4,766,716

[1]	The amounts reported as Stock Awards and Option Awards for Mr. Neidorff, Mr. Schwaneke, Ms. Brinkley, Mr. Hunter and Mr. Williamson reflect the grant date fair value of grants made during the current year under the 2012 Stock Incentive Plan. The amounts reported as Stock Awards in 2015 for Mr. Scheffel reflect the fair value of modifications made to his existing stock awards to accelerate the vesting of unvested awards upon his retirement.

Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2016 are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2017. There can be no assurance that the grant date fair value of Stock Awards will ever be realized. Stock awards granted in December 2016, 2015 and 2014 to the NEOs consisted of performance-based awards and service based awards. If the maximum performance metrics are achieved, the grant date fair value of the performance awards would be $15,395,400 for Mr. Neidorff, $2,700,480 for Mr. Schwaneke, $3,375,600 for Ms. Brinkley, $2,362,920 for Mr. Hunter and $1,012,680 for Mr. Williamson. The Summary Compensation Table reflects the probable amount of shares to be earned under the performance condition.

[2]	2015 and 2016 Non-Equity Incentive Plan Compensation includes both the annual cash incentive and the cash LTIP award payouts.

[3]	All other compensation includes $295,565 of personal use of Company provided aircraft. Pursuant to the policy established by our Board, our Chairman, President and Chief Executive Officer is required to use Company provided aircraft for all travel, a taxable benefit to Mr. Neidorff pursuant to the applicable Internal Revenue Service regulations. For flights on corporate aircraft, the cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service and excludes any timeshare payments by the executive. This charge reflects the operating and periodic maintenance costs of the aircraft, crew travel expenses and other miscellaneous costs. We have an aircraft time sharing agreement with Mr. Neidorff under which he is permitted to reimburse us for the incremental costs of his personal use of corporate aircraft consistent with FAA regulations. The other amounts included in other compensation for Mr. Neidorff include $146,500 in life insurance benefits, $142,662 in nonqualified deferred compensation match, as well as security services, tax preparation and financial advisor fees, Company entertainment event tickets, and 401(k) match.

[4]	All other compensation includes nonqualified deferred compensation match, 401(k) match, tax preparation and financial advisor fees, security services, as well as life insurance benefits. The other amounts included in other compensation for Mr. Schwaneke, Ms. Brinkley, Mr. Hunter, Mr. Williamson and Mr. Scheffel include $5,593, $32,856, $39,741, $30,551, and $6,058, respectively, in nonqualified deferred compensation match. Mr. Schwaneke and Ms. Brinkley’s other compensation also includes Company entertainment event tickets. Ms. Brinkley’s other compensation also includes personal use of Company provided aircraft valued as described in footnote 3. Mr. Scheffel did not have any amounts related to tax preparation services in 2016. Mr. Williamson did not have any amounts related to security services in 2016.

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Grants of Plan-Based Awards Table

The following table provides information on 2016 grants of stock options and RSUs under the 2012 Stock Incentive Plan, as well as 2016 cash-based grants under the Cash LTIP and Annual Cash Incentive Plan to each of our NEOs. The grant date fair values of these stock awards are included in the Summary Compensation Table. The vesting provisions of the equity awards are included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares of Stock or Units (#)[2]				All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	Option Awards (#)	Grant Date Fair Value of Stock and Option Awards ($)[4]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target		Maximum
Michael F. Neidorff	12/14/2016	$225,000	$2,250,000	$4,500,000	—	—		—	—	—	$—
	12/14/2016	787,500	2,250,000	4,500,000	—	—		—	—	—	—
	12/14/2016	—	—	—	67,500	135,000	[5]	270,000	90,000	20,000	13,241,300
Jeffrey A. Schwaneke	12/13/2016	67,500	675,000	1,350,000	—	—		—	—	—	—
	12/13/2016	253,750	725,000	1,450,000	—	—		—	—	—	—
	12/13/2016	—	—	—	12,000	24,000	[5]	48,000	16,000	—	2,250,400
Cynthia J. Brinkley	12/13/2016	65,000	650,000	1,300,000	—	—		—	—	—	—
	12/13/2016	236,250	675,000	1,350,000	—	—		—	—	—	—
	12/13/2016	—	—	—	15,000	30,000	[5]	60,000	20,000	—	2,813,000
Jesse N. Hunter	12/13/2016	65,000	650,000	1,300,000	—	—		—	—	—	—
	12/13/2016	236,250	675,000	1,350,000	—	—		—	—	—	—
	12/13/2016	—	—	—	10,500	21,000	[5]	42,000	14,000	—	1,969,100
Keith H. Williamson	12/13/2016	60,000	600,000	1,200,000	—	—		—	—	—	—
	12/13/2016	217,000	620,000	1,240,000	—	—		—	—	—	—
	12/13/2016	—	—	—	4,500	9,000	[5]	18,000	6,000	—	843,900
William N. Scheffel	—	—	—	—	—	—		—	—	—	—
[1]	“Estimated Future Payouts Under Non-Equity Incentive Plan Awards” reflect grants made under the Cash LTIP and Annual Cash Incentive Plan.
[2]	“Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares of Stock or Units” represent PSU grants.
[3]	“All Other Stock Awards: Number of Shares of Stock or Units” represent RSU grants.
[4]	Assumptions used in the calculation of the Grant Date Fair Value are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2017. There can be no assurance that the Grant Date Fair Value of Stock Awards will ever be realized.
[5]	Equity incentive grants contain a performance condition based upon our 2017 to 2019 cumulative pre-tax margin and compound revenue growth. For performance between the threshold and the target or the target and the maximum, the number of RSUs earned will be interpolated.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSUs held by our NEOs on December 31, 2016:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)[1]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael F. Neidorff	—	20,000	$57.02	12/14/2026	93,332	[3]	$5,274,191	60,000	[6]	$3,390,600
	—	—	—	—	70,000	[4]	3,955,700	105,000	[7]	5,933,550
	—	—	—	—	90,000	[5]	5,085,900	135,000	[8]	7,628,850
Jeffrey A. Schwaneke	—	—	—	—	5,000	[9]	282,550	20,000	[7]	1,130,200
	—	—	—	—	13,334	[10]	753,504	24,000	[8]	1,356,240
	—	—	—	—	16,000	[11]	904,160	—		—
Cynthia J. Brinkley	—	—	—	—	13,334	[12]	753,504	25,000	[7]	1,412,750
	—	—	—	—	10,000	[9]	565,100	30,000	[8]	1,695,300
	—	—	—	—	16,667	[10]	941,852	—		—
	—	—	—	—	20,000	[11]	1,130,200	—		—
Jesse N. Hunter	20,000	—	8.42	4/28/2018	20,000	[9]	1,130,200	20,000	[7]	1,130,200
	—	—	—	—	13,334	[10]	753,504	21,000	[8]	1,186,710
	—	—	—	—	14,000	[11]	791,140	—		—
Keith H. Williamson	—	—	—	—	6,666	[9]	376,696	10,000	[7]	565,100
	—	—	—	—	6,667	[10]	376,752	9,000	[8]	508,590
	—	—	—	—	6,000	[11]	339,060	—		—
William N. Scheffel	—	—	—	—	—		—	—		—
[1]	The option price for each grant is equal to the previous day’s closing market price.

[2]	Upon a change in control, any unvested shares will vest in full.

[3]	The RSUs vest on December 10, 2017.

[4]	The RSUs vest in two equal installments on the anniversary of the grant date beginning on December 16, 2017.

[5]	The RSUs vest in three equal installments on the anniversary of the grant date beginning on December 14, 2017.

[6]	The RSUs vest and become non-forfeitable on the date that Mr. Neidorff has identified a successor Chief Executive Officer. Vested RSUs shall be converted into shares of Centene common stock and distributed to Mr. Neidorff on the later of (i) the January 15 following the year in which Mr. Neidorff’s date of termination occurs, or (ii) the date which is six months after Mr. Neidorff’s date of termination.

[7]	The RSUs are performance stock units vesting when the Company releases 2018 earnings, in 2019. The number of performance stock units vesting over the three installments is predicated on meeting three-year performance conditions.

[8]	The RSUs are performance stock units vesting when the Company releases 2019 earnings, in 2020. The number of performance stock units vesting over the three installments is predicated on meeting three-year performance conditions.

[9]	The RSUs vest on December 9, 2017.

[10]	The RSUs vest in two equal installments on the anniversary of the grant date beginning on December 15, 2017.

[11]	The RSUs vest in three equal installments on the anniversary of the grant date beginning on December 13, 2017.

[12]	The RSUs vest on November 10, 2017.

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Option Exercises and Stock Vested Table

The following table shows the number of shares of Centene stock acquired by our NEOs in 2016 upon exercise of options or vesting of RSUs:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael F. Neidorff	172,068	$7,942,295	275,002	$15,491,776
Jeffrey A. Schwaneke	—	—	19,166	1,077,229
Cynthia J. Brinkley	—	—	36,665	2,026,409
Jesse N. Hunter	24,000	1,373,760	53,334	2,996,972
Keith H. Williamson	—	—	20,001	1,124,522
William N. Scheffel	—	—	66,668	3,765,009

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Nonqualified Deferred Compensation Table

Under the Company’s Deferred Compensation Plan, the NEOs may contribute any designated percentage of salary and / or bonus into the plan which serves as an excess savings plan when tax limitations are reached under our tax qualified 401(k) plan. The following table shows the change in the Nonqualified Deferred Compensation balances for our NEOs, as well as the deferral of restricted stock units for Michael Neidorff as discussed in footnote 5, for the fiscal year ended December 31, 2016:

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings (Losses) in Last FY ($)[3]	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)[4]
Michael F. Neidorff	$306,000	$142,662	$(19,442,885)[5]	$(111,681)	$120,087,412	[5]
Jeffrey A. Schwaneke	37,904	5,593	1,765	—	45,262
Cynthia J. Brinkley	140,000	32,856	(4,660)	—	225,956
Jesse N. Hunter	95,700	39,741	102,553	—	1,038,824
Keith H. Williamson	201,806	30,551	46,053	(42,700)	454,552
William N. Scheffel	1,746,556	6,058	127,426	(505,054)[6]	3,107,342
[1]	Executive contributions are included in the Salary and/or Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.

[2]	All registrant contributions are included in the All Other Compensation column in the Summary Compensation Table.

[3]	The Company does not pay above market interest or preferential dividends on investments in the Deferred Compensation Plan. Investment options in the Deferred Compensation Plan are substantially the same as the 401(k) plan, with the exception of the investment in Centene common stock. The returns on the investments available to employees during 2016 ranged from (14%) to 31%, with a median return of 6% for the year ended December 31, 2016.

[4]	The Aggregate Balance at Last Fiscal Year-End column includes money the Company owes these individuals for salaries and incentive compensation they earned in prior years but did not receive because they elected to defer receipt of it and save it for retirement. For fiscal 2016, the amounts described in footnote 1 are included in the Summary Compensation Table as described in footnote 1. For fiscal 2015, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff—$288,069; Mr. Hunter—$87,305. For fiscal 2014, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff—$254,769; Mr. Hunter—$73,350. For prior years, all amounts contributed by a NEO in such years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the executive was named in such proxy statements and the amounts were so required to be reported in such tables.

[5]	Pursuant to the terms of the grant agreement, the receipt of 2,000,000 restricted stock units that vested from 2009 through 2014 have been deferred until retirement. The decrease in value during 2016 (aggregate earnings), and the December 31, 2016 market value (balance at last FYE) are presented in the table.

[6]	Distributions upon retirement.

60    Centene Corporation

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Potential Payments Upon Termination or Change in Control

The section below describes the payments that may be made to our NEOs upon termination or a change in control. Generally, pursuant to our executive agreements, a change in control is deemed to occur:

◾	If any individual, entity or group (other than a group which includes the executive) acquires 40% or more of the voting power of our outstanding securities;

◾	If a majority of the incumbent Board of Directors are replaced. For these purposes, the incumbent Board of Directors means the directors who were serving as of the effective date of the applicable executive agreement and any individual who becomes a director subsequent to such date whose election or nomination for election was approved by a majority of such directors, other than in connection with a proxy contest; or

◾	Upon the consummation of a merger or consolidation of the Company with another person, other than a merger or consolidation where the individuals and entities who were beneficial owners, respectively, of our outstanding voting securities immediately prior to such merger or consolidation own 50% or more of the then-outstanding shares of the combined voting power of the then-outstanding voting securities of the corporation resulting from such merger or consolidation.

The amounts presented below assume the termination or change in control occurred as of December 31, 2016. The NEOs would receive other payments and benefits to which they were already entitled or vested on such date, including amounts under the Deferred Compensation Plan under the ‘Nonqualified Deferred Compensation Table.’ The applicable agreements are discussed in the CD&A under the heading “Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions” included in this proxy statement. The change in control cash payments are subject to the conditions of the “double-trigger” criteria in each of the NEO’s employment agreements.

Mr. Scheffel retired from his position as Executive Vice President and Chief Financial Officer effective March 1, 2016. In connection with his retirement, the Board approved the following: (i) a pro-rated amount of the 2014-2016 Long Term Incentive Plan based on his service during the performance period and the performance metric achieved (as disclosed in the Summary Compensation Table), (ii) a pro-rated amount of the 2015-2017 Long Term Incentive Plan based on his service during the performance period and the performance metric achieved, to be determined and distributed in 2018, and (iii) the payout of all unvested performance-based and service-based restricted stock units valued at $3,227,809 based on the February 29, 2016 closing stock price. Mr. Scheffel is also entitled to payments under the Company’s Deferred Compensation Plan as disclosed in the Nonqualified Deferred Compensation Table.

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Michael F. Neidorff

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause or Voluntary with Good Reason Termination	For Cause Termination	Retirement	Death	Disability	Change in Control
Severance	$—	$7,500,000	$—	$—	$—	$—	$7,500,000
Pro rata Bonus Payment	—	2,250,000	—	—	2,250,000	—	2,250,000
Unvested RSUs	—	31,268,791	—	—	31,268,791	31,268,791	31,268,791
Long Term Incentive Plan Payment	—	5,400,000	—	3,600,000	5,400,000	5,400,000	5,400,000
Welfare Benefits Values	—	—	—	—	5,741,000	—	—

Jeffrey A. Schwaneke

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$675,000	$—	$—	$—	$2,030,000
Pro rata Bonus Payment	—	675,000	—	—	—	675,000
Unvested RSUs	—	960,670	—	442,191	442,191	4,426,654
Long Term Incentive Plan Payment	—	204,000	—	544,000	544,000	1,014,000
Welfare Benefits Values	—	24,886	—	1,286,000	—	37,330
Outplacement	—	10,000	—	—	—	10,000

Cynthia J. Brinkley

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$650,000	$—	$—	$—	$2,300,000
Pro rata Bonus Payment	—	650,000	—	—	—	650,000
Unvested RSUs	—	2,166,254	—	670,830	670,830	6,498,707
Long Term Incentive Plan Payment	—	—	—	500,000	500,000	1,000,000
Welfare Benefits Values	—	—	—	586,000	—	—
Outplacement	—	10,000	—	—	—	10,000

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INFORMATION ABOUT EXECUTIVE COMPENSATION

Jesse N. Hunter

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$650,000	$—	$—	$—	$3,070,000
Pro rata Bonus Payment	—	650,000	—	—	—	650,000
Unvested RSUs	—	1,770,684	—	491,411	491,411	4,991,754
Long Term Incentive Plan Payment	—	570,000	—	1,180,000	1,180,000	1,800,000
Welfare Benefits Values	—	24,886	—	3,450,000	—	410,197
Outplacement	—	10,000	—	—	—	10,000

Keith H. Williamson

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Retirement	Death	Disability	Change in Control
Severance	$—	$600,000	$—	$—	$—	$—	$2,465,000
Pro rata Bonus Payment	—	600,000	—	—	—	—	600,000
Unvested RSUs	—	678,063	—	113,020	233,330	233,330	2,166,198
Long Term Incentive Plan Payment	—	530,000	—	1,088,333	1,088,333	1,088,333	1,655,000
Welfare Benefits Values	—	22,394	—	—	645,000	—	118,178
Outplacement	—	10,000	—	—	—	—	10,000

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OTHER MATTERS

Other Matters

Information About Stock Ownership

The following table sets forth information regarding beneficial ownership of our common stock as of February 24, 2017 for:

◾	each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock;

◾	each of our NEOs and directors (three of whom are nominated for re-election); and

◾	all of our executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Outstanding Shares		Shares Acquirable Within 60 Days		Total Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	16,661,233		—		16,661,233		9.7
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	15,361,475		—		15,361,475		8.9
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	15,291,868		—		15,291,868		8.9
Michael F. Neidorff	1,514,351		2,000,000	[1]	3,514,351		2.0
Robert K. Ditmore	563,190	[2]	100,266		663,456	[3]	*
John R. Roberts	98,292	[4]	103,472		201,764	[3]	*
Tommy G. Thompson	88,358		92,542		180,900	[3]	*
Jesse N. Hunter	147,118		20,000		167,118		*
Frederick H. Eppinger	71,196		80,751		151,947	[3]	*
David L. Steward	2,910		97,007		99,917	[3]	*
Orlando Ayala	67,296		23,350		90,646		*
Keith H. Williamson	73,024		—		73,024		*
Richard A. Gephardt	34,366		7,683		42,049	[3]	*
Jeffrey A. Schwaneke	34,751		—		34,751		*
Cynthia J. Brinkley	31,076		—		31,076		*
Vicki B. Escarra	10,007		3,350		13,357		*
William N. Scheffel	—		—		—	[5]	*
All Directors and Executive Officers as a group (17 persons)	2,776,097		2,528,421		5,304,518		3.0
*	Represents less than 1% of outstanding shares of common stock.

[1]	Of Mr. Neidorff’s shares acquirable within 60 days, 2,000,000 were granted in the form of RSUs, payable in shares of common stock, pursuant to the executive employment agreement with Mr. Neidorff dated November 8, 2004. 1,200,000 of the shares vested in November 2009 and 160,000 of the shares vested in each of November 2010, 2011, 2012, 2013 and 2014. The RSUs shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff’s employment and (b) the date that is six months after Mr. Neidorff’s “separation of service” as defined in the Code.

[2]	Mr. Ditmore’s outstanding shares include 160,250 shares owned by family members, family partnerships or trusts. Mr. Ditmore disclaims beneficial ownership except to the extent of his pecuniary interest therein.

[3]	Shares beneficially owned by Messrs. Ditmore, Eppinger, Gephardt, Roberts, Steward, and Thompson include 96,916, 77,401, 4,333, 90,122, 93,657 and 89,192, respectively, represent RSUs acquired through the Non-Employee Directors Deferred Stock Compensation Plan.

[4]	Mr. Roberts’ outstanding shares include 88,292 shares owned by trusts. Mr. Roberts disclaims beneficial ownership except to the extent of his pecuniary interest therein.

[5]	Individual is no longer employed by the Company. The table does not include his ownership as the Company does not have access to this information.

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OTHER MATTERS

As discussed under Compensation Discussion & Analysis, in February 2014, the Board of Directors amended the Company’s insider trading policy to prohibit pledging of shares by executive officers and members of the Board of Directors. As of February 24, 2017, all executive officers and directors were in compliance with this policy.

As of February 24, 2017, there were 172,197,847 shares of our common stock outstanding, net of treasury shares. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of February 24, 2017. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws.

No director, executive officer, affiliate or owner of record, or beneficial owner of more than five percent of any class of our voting securities, or any associate of such individuals or entities, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries.

Information with respect to the outstanding shares beneficially owned by T. Rowe Price Associates, Inc. is based on Schedule 13G filed with the SEC on February 7, 2017 by such firm. T. Rowe Price Associates, Inc. beneficially owns 16,661,233 shares. Of the shares T. Rowe Price Associates, Inc. owns, it has sole voting power over 4,366,815 shares and sole dispositive power over 16,661,233 shares.

Information with respect to the outstanding shares beneficially owned by The Vanguard Group, Inc. is based on Schedule 13G/A filed with the SEC on February 10, 2017 by such firm. The Vanguard Group, Inc. beneficially owns 15,361,475 shares. Of the shares The Vanguard Group, Inc. owns, it has sole voting power over 271,751 shares and sole dispositive power over 15,070,720 shares.

Information with respect to the outstanding shares beneficially owned by BlackRock, Inc. is based on Schedule 13G/A filed with the SEC on January 18, 2017 by such firm. BlackRock, Inc. beneficially owns 15,291,868 shares. Of the shares BlackRock, Inc. owns, it has sole voting power over 13,597,280 shares and sole dispositive power over 15,291,868 shares.

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OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and other equity securities and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely on our review of copies of reports furnished to us and written representations by the persons required to file these reports that no reports were required, all Section 16(a) filing requirements during 2016 were complied with on a timely basis.

If an executive officer or member of the Board wants to sell shares of the Company’s stock, we require them to sell through a Rule 10b5-1 sales plan in order to afford themselves affirmative defenses, protections and safeguards provided by Rule 10b5-1 promulgated under the Exchange Act.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who wishes to present a proposal, including nomination of a director, for inclusion in our proxy statement for our 2018 Annual Meeting of Stockholders must submit the proposal in writing to Keith H. Williamson, our Secretary, at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, before November 13, 2017. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2018 Annual Meeting of Stockholders pursuant to our By-Laws (and not under SEC rules). In that case, the proposal would not be required to be included in our proxy statement for our 2018 Annual Meeting of Stockholders and the proposal must be received by our Secretary not less than 120 days nor more than 150 days before the first anniversary of the 2017 Annual Meeting. This notice must include the information required by the provisions of our By-Laws, a copy of which may be obtained by writing to our Secretary at the address specified above. The deadline for delivery of a stockholder proposal pursuant to our By-Laws would be between November 26, 2017 and December 26, 2017.

We have not set a date for our 2018 Annual Meeting of Stockholders. If the date of our 2018 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from April 25, 2018, we shall inform our stockholders, in our earliest possible quarterly report on Form 10-Q, of such change and the new dates for submitting stockholder proposals.

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OTHER MATTERS

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of either the proxy notice or this proxy statement, our 2016 Annual Review and Annual Report on Form 10-K may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of these documents to you if you call, write or e-mail us at:

Centene Corporation

7700 Forsyth Boulevard

St. Louis, Missouri 63105

Attn: Keith H. Williamson, Secretary

(314) 725-4477

kwilliamson@centene.com

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.

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APPENDIX A

Appendix A

CENTENE CORPORATION

2012 Stock Incentive Plan, As Amended

1. Purpose

The purpose of this 2012 Stock Incentive Plan (the “Plan”) of Centene Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company, by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, restricted stock units, stock appreciation rights and any other stock based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3. Administration and Delegation

(a)	Administration by Compensation Committee of the Board of Directors. The Plan will be administered by the Compensation Committee of the Board. The Compensation Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable, provided that awards to a director may only be recommended by a committee comprised solely of independent directors. Awards made to the CEO must be approved by a majority of independent directors of the Board. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Compensation Committee shall be made in the Compensation Committee’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Compensation Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)	Appointment of Committees. To the extent permitted by applicable law, the Compensation Committee may delegate any or all of its powers under the Plan to one or more committees or subcommittees of

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APPENDIX A

the Board (a “Committee”). All references in the Plan to the “Compensation Committee” shall mean the Compensation Committee or a subcommittee or the executive officers referred to in Section 3(c) to the extent that the Compensation Committee’s powers or authority under the Plan have been delegated to such Committee or executive officers.

(c)	Delegation to Executive Officers. To the extent permitted by applicable law, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Compensation Committee may determine, provided that the Compensation Committee shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company, as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a)	Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 17,211,406 shares of common stock, $.001 par value per share, of the Company (“Common Stock”) consisting of:

(i) 4,600,000 shares of Common Stock initially approved,

(ii) 2,211,406 shares of Common Stock under the 2003 Stock Incentive Plan that were previously cancelled and converted to shares available under the 2012 Stock Incentive Plan,

(iii) 3,500,000 shares of Common Stock approved with a previous amendment effective April 22, 2014, and

(iv) 6,900,000 shares of Common Stock being approved in connection with this amendment.

In addition, shares that are subject to an outstanding award under our 2003 Stock Incentive Plan that in the future are cancelled, terminated, expire, or lapse shall be added to and become available under the 2012 Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of counting the number of shares available for the grant of Awards under the Plan,

(1)	shares of Common Stock covered by SARs (as hereinafter defined) shall be counted against the number of shares available for the grant of Awards under the Plan; provided that independent SARs (as hereinafter defined) that may be settled in cash only shall not be so counted;

(2)	if any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price or for a nominal amount pursuant to a contractual repurchase right) , the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code;

(3)	shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including

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APPENDIX A

shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan; and

(4)	shares subject to awards granted under the Plan through the settlement, assumption or substitution of outstanding awards, or through obligations to grant future awards, as a condition of the Company acquiring another entity (“Acquisition Awards”) shall not be counted against the number of shares available for the grant of Awards under the Plan.

(b)	Sub-limits. Subject to adjustment under Section 8, the following sub-limits on the number of shares subject to Awards shall apply:

(1)	Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards, including options and stock appreciation rights, may be granted to any Participant under the Plan shall be 500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto (“Section 162(m)”).

5. Stock Options

(a)	General. The Compensation Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)	Incentive Stock Options. An Option that the Compensation Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Centene Corporation, any of Centene Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)	Exercise Price. The Compensation Committee shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Compensation Committee, at the time the Option is granted.

(d)	Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Compensation Committee may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e)	Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Compensation Committee together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

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(2)	except as the Compensation Committee may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)	when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Compensation Committee (“Fair Market Value”), provided such method of payment is then permitted under applicable law;

(4)	such other lawful consideration as the Compensation Committee may determine in its sole discretion, provided that (i) at least an amount equal to the par value of the Common Stock being purchased shall be paid in cash and (ii) no such consideration shall consist in whole or in part of a promissory note or other evidence of indebtedness; or

(5)	by any combination of the above permitted forms of payment.

(g)	Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Compensation Committee may grant Options in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Compensation Committee deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6. Restricted Stock; Restricted Stock Units; Other Stock Based Awards

(a)	Grants. The Compensation Committee may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares or repurchase of such shares for a nominal amount if issued at no cost) from the recipient in the event that conditions specified by the Compensation Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Compensation Committee for such Award. Instead of granting Awards for Restricted Stock, the Compensation Committee may grant Awards entitling the recipient to receive shares of Common Stock to be delivered in the future (“Restricted Stock Units”) subject to such terms and conditions on the delivery of the shares of Common Stock as the Compensation Committee shall determine (each Award for Restricted Stock or Restricted Stock Units, a “Restricted Stock Award”). The Compensation Committee may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Compensation Committee shall specify. In addition, the Compensation Committee may issue an Award that has a value based on the value of shares, including but not limited to grants of stock and grants of rights to receive stock in the future (“Other Stock Based Awards”).

(b)	Terms and Conditions.

(1)	The Compensation Committee shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

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APPENDIX A

The Compensation Committee shall also determine the terms and conditions of any Other Stock Based Awards. The Compensation Committee may issue an Other Stock Based Award which includes, but is not limited to, the right to receive upon grant fully vested shares of stock.

(2)	If the Compensation Committee determines to grant any Restricted Stock Awards designed to satisfy the requirements of Section 162(m)(4)(C) of the Code with respect to remuneration payable to a covered employee as defined in Section 162(m)(3) of the Code (“Covered Employee”) solely on account of one or more performance goals (“Performance Goals”) to be achieved during a performance period (“Performance Period”), the following requirements shall apply:

(A) (i)	The Performance Goals upon which the payment or vesting of an Award to a Covered Employee pursuant to this Section 6(b)(2) shall be limited to the following performance measures (“Performance Measures”). Any of the following Performance Measures that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

(a)	net earnings or net income (before or after taxes),

(b)	earnings per share,

(c)	net sales or revenue growth,

(d)	net operating profit (before and after taxes),

(e)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue),

(f)	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment),

(g)	earnings before or after taxes, interest, depreciation, and/or amortization,

(h)	gross or operating margins,

(i)	productivity ratios,

(j)	share price (including, but not limited to, growth measures and total shareholder return),

(k)	expense targets,

(l)	margins,

(m)	operating efficiency,

(n)	market share,

(o)	customer satisfaction,

(p)	working capital targets, and

(q)	economic value added (net operating profit after tax minus (the sum of capital multiplied by the cost of capital)).

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(ii)	As the Compensation Committee may deem appropriate:

(a)	any of the foregoing Performance Measure(s) may be used to measure the performance of the Company, a subsidiary, and/or affiliate of the Company as a whole or any business unit of the Company, subsidiary, and/or affiliate or any combination thereof during the Performance Period;

(b)	any of the foregoing Performance Measures may be used to compare the performance of the Company, a subsidiary and/or affiliate of the Company as a whole or any business unit of the Company, subsidiary and/or affiliate to the performance of a group of comparator companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate; and

(c)	the Compensation Committee may select Performance Measure (j) above as compared to various stock market indices.

(iii)	The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:

(a)	asset write-downs,

(b)	litigation or claim judgments or settlements,

(c)	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,

(d)	any reorganization and restructuring programs,

(e)	extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year,

(f)	acquisitions or divestitures, and

(g)	foreign exchange gains and losses.

Such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(B)	The Performance Period for any Award pursuant to this Section 6(b)(2) shall not be less than one taxable year of the Company.

(C)	The maximum number of shares the Compensation Committee may grant to a Covered Employee during a taxable year of the Company pursuant to this Section 6(b)(2) shall be 500,000 shares.

(D)	The Performance Goals for any Award pursuant to this Section 6(b)(2) shall be memorialized in writing and furnished to affected Covered Employees not later than 90 days after the beginning of the Performance Period to which they apply.

(E)	The Compensation Committee shall certify in writing the accomplishment of the Performance Goals related to an Award before the Award can become unconditional.

(F)	Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Compensation Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Compensation Committee determines.

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(G)	In the event that applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Compensation Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Compensation Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in this Section 6(b)(2).

(H)	Dividends or dividend equivalents shall not be paid on any unvested shares or units.

(I)	This Section 6(b)(2) is designed to comply with the requirements of Section 162(m)(4)(C) of the Code and regulations issued thereunder and all provisions of this Section 6(b)(2) shall be applied consistent therewith.

(c)	Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award, if applicable, shall be registered in the name of the Participant and, unless otherwise determined by the Compensation Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Compensation Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7. Stock Appreciation Rights

(a)	General. A Stock Appreciation Right (“SAR”) is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b)	Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan. The Compensation Committee shall establish the exercise price at the time each SAR is granted and specify it in the applicable SAR agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Compensation Committee, at the time the SAR is granted and no SAR will be granted for a term in excess of 10 years.

(1)	Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Compensation Committee in connection with a Change in Control) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Compensation Committee in connection with a Change in Control and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

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APPENDIX A

(2)	Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Compensation Committee may specify in the SAR Award.

(c)	Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Compensation Committee, together with any other documents required by the Compensation Committee.

8. Adjustments for Changes in Common Stock and Certain Other Events

(a)	Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), and (iii) in the number and class of and/or price of shares of Common Stock subject to outstanding Awards granted under the Plan, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Compensation Committee shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.

(b)	Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Compensation Committee shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Compensation Committee may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

9. General Provisions Applicable to Awards

(a)	Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided that the Compensation Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a registration statement on Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended, and provided further that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

APPENDIX A

(b)	Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Compensation Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)	Compensation Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Compensation Committee need not treat Participants uniformly.

(d)	Termination of Status. The Compensation Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)	Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Compensation Committee for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Compensation Committee may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the minimum applicable tax withholding rate or such other rate that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)	Amendment of Award. The Compensation Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefore another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Compensation Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and would not cause adverse tax consequences to the Participant under Section 409A of the Code.

(g)	Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)	Vesting of Awards. No more than 10% of the total time vested Awards granted, other than a director Award or an Acquisition Award, granted under the Plan to any employee of the Company may vest or become exercisable in increments greater than one-third of the total Award in any period of twelve consecutive months following the date of grant.

(i)

Repricing of Awards. Unless such action is approved by the Company’s stockholders and does not cause an Award to become subject to Section 409A of the Code: (1) no outstanding Award granted under the Plan may be amended to provide for an exercise price per share that is less than the then-existing exercise price per share of such outstanding Award (other than adjustments pursuant to

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2017 NOTICE OF MEETING AND PROXY STATEMENT

APPENDIX A

Section 8), (2) the Compensation Committee may not cancel any outstanding Award (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share less than the then-existing exercise price per share of the cancelled Award, and (3) the Compensation Committee may not repurchase any outstanding Award granted under the Plan at a price greater than the current fair market value of the existing award. The terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, substitute, buyout or surrender outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(j)	Change in Control. Unless otherwise provided in the Award Agreement, upon the occurrence of a Change in Control:

(1)	Any and all Options and SARs granted hereunder shall become immediately exercisable.

(2)	Any and all Restricted Stock Awards granted hereunder that are not vested at the time of the occurrence of such Change in Control event shall vest and any restrictions shall lapse.

(3)	Notwithstanding the foregoing, in the event of a Change in Control under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Change in Control (the “Acquisition Price”), then the Compensation Committee may instead provide that all outstanding Options shall terminate upon consummation of such Change in Control and that each Participant shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options and (ii) each Participant awarded any other Award which is denominated in shares of Common Stock (as set forth in the applicable Award agreement) shall be paid in cash as determined by the Board in its sole discretion to be consistent with the treatment of Options; provided, that no duplicative payments shall be made with respect to the SARs issued in tandem with Options.

For purposes of the foregoing, a “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following clauses shall occur: (i) any Person (as defined in section 3(a)(9) of the Exchange Act, and as such term is modified in sections 13(d) and 14(d) of the Exchange Act), excluding a group of persons including the Participant, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities representing forty percent or more of the combined voting power of the Company’s then outstanding securities; (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Company (the “Incumbent Board”), cease for any reason to constitute a majority thereof (provided, however, that an individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be included within the definition of Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual election contest (or such terms used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company); or (iii) the stockholders of the Company consummate a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

APPENDIX A

(k)	Dividends. Dividends or dividend equivalents shall not be paid on any unvested awards, including unvested shares, units, Options or SARs.

10. Miscellaneous

(a)	No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)	No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)	Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Compensation Committee, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m), including the vote required under Section 162(m). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Compensation Committee or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)	Amendment of Plan. The Compensation Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) any “material revision” to the Plan (as defined in the New York Stock Exchange Listed Company Manual) must be approved by the Company’s stockholders prior to such revision becoming effective and (ii) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m), including the vote required under Section 162(m).

(e)	Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

APPENDIX B

Appendix B

RECONCILIATION OF NON-GAAP MEASURES

This proxy statement includes certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company’s core business operations. Therefore, the Company believes that this information is meaningful in addition to the presented GAAP financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for related GAAP financial information.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes Health Net acquisition related expenses, amortization of acquired intangible assets, as well as other items, allows investors to develop a more meaningful understanding of the Company’s performance over time. The tables below provide reconciliations of non-GAAP items.

Reconciliation of GAAP Diluted EPS to Adjusted Diluted EPS:

	Year Ended December 31,
	2016	2015	2014	2013	2012
GAAP Diluted EPS	$3.41	$2.89	$2.23	$1.43	$0.83
Health Net acquisition related expenses(1)	0.98	0.14	—	—	—
Amortization of acquired intangible assets(2)	0.57	0.11	0.08	0.04	0.03
California minimum MLR change(3)	(0.76)	—	—	—	—
Charitable contribution(4)	0.19	—	—	—	—
Debt extinguishment(5)	0.04	—	—	—	—
Adjusted Diluted EPS	$4.43	$3.14	$2.31	$1.47	$0.86

(1)	The Health Net acquisition related expenses per diluted share are net of the income tax benefit of $0.45 and $0.08 for the years ended December 31, 2016 and 2015, respectively.

(2)	The amortization of acquired intangible assets per diluted share are net of the income tax benefit of $0.33, $0.08, $0.05, $0.02, and $0.02 for the years ended December 31, 2016, 2015, 2014, 2013, and 2012, respectively.

(3)	The impact associated with the retroactive contract amendment received in the fourth quarter of 2016 that changed the minimum MLR calculation per diluted share is net of the income tax expense of $(0.43) for the year ended December 31, 2016.

(4)	The charitable contribution per diluted share is net of the income tax benefit of $0.11 for the year ended December 31, 2016.

(5)	The debt extinguishment cost per diluted share is net of the income tax benefit of $0.03 for the year ended December 31, 2016.

Reconciliation of GAAP Earnings from continuing operations to Adjusted EBITDA ($ in millions):

	Year Ended December 31,
	2016	2013
Net earnings from continuing operations attributable to Centene Corporation	$559	$161
Interest expense	217	27
Income tax expense	599	107
Depreciation and amortization	281	67
Non-cash stock compensation expense	148	36
Adjusted EBITDA	$1,804	$398

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APPENDIX B

Reconciliation of pre-tax margin to pre-tax margin excluding Health Net acquisition related expenses ($ in millions):

	Year Ended December 31,
	2016	2015
Earnings from continuing operations before income tax	$1,157	$697
Health Net acquisition related expenses	234	27
Earnings before income tax excluding Health Net acquisition related expenses	1,391	724

Premium and service revenues	37,579	21,265
Pre-tax margin	3.1%	3.3%
Pre-tax margin excluding Health Net acquisition related expenses	3.7%	3.4%

B-2    Centene Corporation

CENTENE CORPORATION C/O BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717	VOTE BY INTERNET - www.proxyvote.com
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees		For	Against	Abstain
1A	Michael F. Neidorff		☐	☐	☐
1B	Robert K. Ditmore		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1C	Richard A. Gephardt		☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain

2.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.		☐	☐	☐

3.	APPROVAL OF AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

4.	ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5.			For	Against	Abstain
5.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.		☐	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K and Annual Review are available at www.proxyvote.com

CENTENE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, APRIL 25, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael F. Neidorff and Keith H. Williamson and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Centene Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Centene Corporation, to be held at Centene Plaza, 7700 Forsyth Blvd., St. Louis, Missouri 63105, on Tuesday, April 25, 2017, at 09:00 a.m. central daylight time, and at any adjournments thereof. If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, then both of said proxies shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted “FOR” all the named nominees for director, “FOR” Proposals 2, 3 and 5, “1 YEAR” for Proposal 4 and in the discretion of the named Proxies upon such other business as may properly come before the meeting and any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side